Exhibit 10.4

BDG 1516 MP, LLC and 1516 MP, LLC, as Tenants in Common

LANDLORD

ENTOURAGE COMMERCE, LLC

TENANT

LEASE

PREMISES:	1516 Motor Parkway
Hauppauge, New York

AGREEMENT OF LEASE, made as of this 1st day of March, 2016, between BDG 1516 MP, LLC, a New York limited liability company having an office at 300 Robbins Lane, Syosset, New York 11791 and 1516 MP, LLC, a Delaware limited liability company having an office at 35 Sawgrass Drive, Bellport, New York 11713, as tenants in common (hereinafter, collectively, “Landlord”), and Entourage Commerce, LLC, a Delaware limited liability company having an office at 110-25 14th Avenue, College Point, New York 11356 (hereinafter, “Tenant”).

WITNESSETH:

The parties hereto, for themselves, their successors and assigns, hereby covenant and agree as follows:

ARTICLE I.

Definitions

Section 1.01 The terms defined in this Article shall, for all purposes of this Lease, and all agreements supplemental hereto, have the meanings specified herein, unless the context required otherwise.

Section 1.02 “Term” shall mean that period between the Term Commencement Date and the Expiration Date, or such earlier date(s) on which such term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

Section 1.03 “Term Commencement Date” shall be the date of Substantial Completion.

Section 1.04 “Expiration Date” shall mean fifteen (15) years from the last day of the month preceding the month in which the Term Commencement Date occurs, if the Term Commencement Date is the first day of the month, or fifteen (15) years from the last day of the month in which the Term Commencement Date occurs, if the Term Commencement Date occurs on other than the first day of the month.

Section 1.05 “Rent Commencement Date” shall mean the Term Commencement Date.

Section 1.06 “Base Rent” shall have the meaning set forth in Article III.

Section 1.07 “Additional Rent” shall have the meaning set forth in Article III.

Section 1.08 “Land” shall have the meaning set forth in Article II.

Section 1.09 “Lease Year” shall mean any consecutive twelve (12) month period commencing on the Term Commencement Date, or any anniversary thereof, except that, if the Term Commencement Date is other than the first day of the month, the first Lease Year shall mean the period commencing on the Term Commencement Date and ending twelve (12) months from the last day of the month in which the Term Commencement Date occurs.

Section 1.10 “Lease Month” shall mean any calendar month following the Term Commencement Date.

Section 1.11 “Substantial Completion” shall mean the stage when Landlord’s Work is sufficiently complete to permit Tenant to occupy or utilize the Demised Premises, but without regard to facilities, equipment and furnishings to be supplied or installed by Tenant, and even though minor items, such as touch-up plastering or painting, “punch list” items, or other items of construction which do not unreasonably interfere with Tenant’s occupancy of the Demised Premise, are not yet completed.

Section 1.12 “Governmental Authority” shall mean the United States, the State in which the Premises are located, and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them, and any regulatory body such as a Board of Fire Underwriters.

Section 1.13 “Requirement” shall mean any law, ordinance, order, rule or regulation, now existing or hereafter enacted, of a Governmental Authority, which imposes a duty or obligation on Landlord or Tenant or both of them.

Section 1.14 “Approvals” shall mean all licenses, permits, permissions and approvals from a Governmental Authority necessary (i) to commence and to prosecute Landlord’s Work, or Tenant Changes, as the case may be, to completion or (ii) to enable Tenant to use or occupy the Premises as contemplated by this Lease.

Section 1.15 “Business Days” shall mean all days other than Saturdays, Sundays and days observed as a holiday by a bank which is a member of the New York State Clearing House Association.

Section 1.16 “Tenant” shall mean the party above named as Tenant and all of the persons, firms, corporations and other parties comprising Tenant, and any successor to Tenant; and whenever this Lease and the leasehold estate hereby created shall be assigned or otherwise transferred in the manner specifically permitted herein, then from and after such assignment or transfer, the term “Tenant” shall also include the permitted assignee or transferee named therein, as if such assignee or transferee had been named herein as Tenant.

Section 1.17 “Arbitration” shall have the meaning referred to in Article XXXIII of this Lease.

Section 1.18 “Landlord” shall mean only the owner, for the time being, or the mortgagee in possession, for the time being, of the Demised Premises (or the owner of a lease of the Demised Premises), so that in the event of any conveyances, transfers or assignments of said Demised Premises or of said lease, or in the event of a further lease of the Demised Premises, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between one or both of the parties and the grantee, transferee or assignee, or the said lessee of the Demised Premises, that the grantee, transferee or assignee, or the lessee of the Demised Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder;

Section 1.19 “Maintenance Costs” shall mean the total of each and every item of cost and expense of whatsoever variety or designation paid or incurred by Landlord (including contracted services) in the care, maintenance and operation of the Demised Premises or in the furnishing of services and amenities to Tenant in the Demised Premises. Illustrative examples of Maintenance Costs within the context of the preceding sentence, would include (1) salaries and wages inclusive of all benefits, insurance, pension payments, bonuses and taxes attributable to any of the foregoing (provided, however, that if anyone receiving any such remuneration performs services both at the Demised Premises and elsewhere, such remuneration shall be appropriately and reasonably apportioned by Landlord), (2) costs incurred or paid in connection with landscaping and snow removal, (3) the cost of maintaining facilities and equipment, including, without limitation, the Building’s roof, structural elements and building systems, (4) insurance premiums (on such policies, with such coverage and risk and in such amounts as a prudent owner of the Demised Premises would require, including but not limited to rental income coverage on, at Landlord’s option, on a vested value or profit form or coverage) and costs, not including any fees paid to insurance consultants, and other reasonable expenses incurred by Landlord in obtaining such insurance coverage (5) taxes not constituting Taxes paid or incurred by Landlord in connection with any of the Maintenance Costs, (6) costs of providing security for the Demised Premises, (7) the cost of replacement of worn out or obsolete equipment, facilities and installations, (8) the reasonable costs of effecting compliance with Requirements, and (9) management fees, or if the Demised Premises shall be “owner operated”, a sum in lieu thereof limited as provided in the next succeeding paragraph.

Maintenance Costs shall not include (unless within the purview of the illustrative examples of the preceding paragraph) the cost of the following:

(1) Expenditures for capital equipment and improvements, except that ; (1)(a) the annual amortization of the cost (including actual or imputed financing costs) of any capital equipment or improvement over its depreciable life, on a straight line basis over a useful life reported therefor by Landlord for federal income tax purposes, and (b) the rental (and other charges) payable for any capital equipment leased, as and when paid, at Landlord’s option, shall be a Maintenance Cost; (2) Repairs and replacements which under generally accepted accounting principles should be classified as a deferred expense, except that if so classified the cost thereof shall be spread on a straight line basis over a period of not more than ten (10) years, and Maintenance Costs shall include the share of such deferred expenses allocated to such Maintenance Year, determined by dividing it over the number of years it is spread; (3) Repairs or other work (including rebuilding) occasioned by -fire, wind, storm, casualty or condemnation reimbursed by insurance proceeds or condemnation awards; (4) costs of making space ready for initial occupancy by a tenant and related legal fees and advertising expenses; (5) Depreciation except as provided in (1) and (2) preceding; (6) Interest on and amortization in reduction of debt except as provided in (1) preceding as well as costs of obtaining financing; (7) Taxes (as defined in Section 15.02 hereof); (8) Fixed rent payable by Landlord under any ground lease of all or any part of the Demised Premises; (9) Wages and salaries of any employee of Landlord over the rank of building manager who does not devote substantially all of his or her time at or with respect to the Demised Premises; (10) Management fees (or if the Demised Premises shall be “owner operated” a sum equal to and in lieu thereof) in excess of an annual rate of 4% of Base Rent and other receipts derived from or attributable to the use or occupancy of rentable space; (11) Costs incurred by Landlord to cure its default under any ground lease or mortgage pertaining to the Demised Premises, except to the extent that such expenses would otherwise be a Maintenance Cost; and (12) Income taxes and taxes in the nature thereof.

Section 1.20 “Lease” shall mean this instrument as it hereafter may be amended.

Section 1.21 “Maintenance Year” shall mean any calendar year which is within any part of the Term.

ARTICLE II.

Demise and Term

Section 2.01 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire one-story industrial building comprising approximately 140,000 square feet known as 1516 Motor Parkway, Hauppauge, New York (hereinafter, the “Building”), situated upon a plot of land (hereinafter, the “Land”) in the Village of Islandia, Town of Islip, County of Suffolk and State of New York, as more particularly described on Schedule A attached hereto and made a part hereof, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the Term of this Lease are attached thereto (except items not deemed to be included therein and removable by Tenant as provided in Article VI hereof), which Building, Land, fixtures, equipment, improvements, installations and appurtenances are hereinafter sometimes called the “Demised Premises,” for a Term of fifteen (15) years to commence on the Term Commencement Date and to end on the Expiration Date, said Term, Term Commencement Date and Expiration Date being subject to the further provisions of this Lease, at the annual rental set forth in Article III hereof. Promptly following the Term Commencement Date, the parties hereto shall enter into a supplemental certificate fixing the Term Commencement Date, the Rent Commencement Date and the stated Expiration Date and certifying that any improvements required to be made by Landlord, if any, have been completed.

ARTICLE III.

Rent

Section 3.01 Tenant shall pay to Landlord, at Landlord’s offices first listed above or at such other place as Landlord may designate from time to time, in cash, or by check of Tenant drawn on a bank or trust company in New York State, in advance on the first day of each month during the Term, without counterclaim, set-off or deduction whatsoever, annual fixed rent (the “Base Rent”), commencing on the Rent Commencement Date. Base Rent is due each day of the Term of the Lease commencing on the Rent Commencement Date, but Landlord and Tenant agree that for convenience, Base Rent shall be payable in equal monthly installments, in advance, on the first day of each month during the Term. In addition, Tenant shall pay to Landlord during the Term, at the place and in the manner set forth above, “Additional Rent” (as defined herein) as and when billed by Landlord therefor.

Section 3.02 During the Term hereof Base Rent reserved under this Lease shall be and consist of:

Lease Year	Annual Base Rent	Monthly Base Rent
1	$1,200,000.00	$100,000.00
2	$1,236,000.00	$103,000.00
3	$1,273,080.00	$106,090.00
4	$1,311,272.40	$109,272.70
5	$1,350,610.57	$112,550.88
6	$1,391,128.89	$115,927.41
7	$1,432,862.76	$119,405.23
8	$1,475,848.64	$122,987.39
9	$1,520,124.10	$126,677.01
10	$1,565,727.82	$130,477.32
11	$1,612,699.66	$134,391.64
12	$1,661,080.64	$138,423.39
13	$1,710,913.06	$142,576.09
14	$1,762,240.46	$146,853.37
15	$1,815,107.67	$151,258.97

Section 3.03 All other sums of money as shall become due and payable by Tenant under this Lease (hereinafter, “Additional Rent”), including, without limitation, those items specified in Articles VII, XV and XVIII of this Lease, all of which sums shall be payable as hereinafter provided, all to be paid to Landlord, as specified on the first page of this Lease.

Section 3.04 In the event any installment of Base Rent or Additional Rent required pursuant to the provisions of this Lease to be paid by Tenant is not paid when due, and such payment remains unpaid following ten (10) days written notice from Landlord to Tenant, such installment shall bear interest at the rate of ten (10%) percent per annum from the date said installment was due and payable, said interest to be deemed Additional Rent.

Section 3.05 In order to cover the extra expense involved in handling delinquent payments, Tenant, at Landlord’s option, shall pay a “late charge” of two (2%) percent of any payment of Base or Additional Rent for each thirty day period, or part thereof, during which said rent remains unpaid, provided payment is paid more than ten days after the due date thereof. It is understood and agreed that this charge is for additional expenses incurred by Landlord and shall not be considered interest. Said late charge is to be deemed Additional Rent.

Section 3.06 Tenant shall pay upon demand by Landlord any attorney’s fees incurred by Landlord in connection with the imposition, collection or payment of any Base Rent, Additional Rent and/or said interest, said attorney’s fees to be deemed Additional Rent. In addition, if Tenant’s check for the payment of Base Rent, Additional Rent or any other sum due Landlord hereunder is returned by Tenant’s bank because of insufficient funds or otherwise, Tenant shall, in addition to immediately providing Landlord with a sufficiently funded replacement check, reimburse Landlord an amount equal to the greater of (i) Two Hundred Fifty Dollars ($250.00) or (ii) the actual costs incurred by Landlord as a result of such insufficient funds. Such reimbursement shall be deemed Additional Rent.

Section 3.07 Upon execution of this Lease by Tenant, Tenant shall (a) pay the first monthly installment of Base Rent of One Hundred Thousand Dollars ($100,000.00), (b) deliver to Landlord the guaranty of Pro’s Choice Beauty Care, Inc. in the form attached hereto as Exhibit A, and (c) as per Section 26.01, pay to Landlord the Security set forth therein. If the Rent Commencement Date is other than the first day of a calendar month, the portion of such payment attributable to the portion of such calendar month prior to the Rent Commencement Date shall be credited against the payments of Base Rent and Additional Rent first occurring thereafter.

Section 3.08 Tenant shall have the right to extend the Term for two (2) five (5) year periods (each, an “Extension Period”). Each Extension Period shall commence immediately upon the expiration of the Term or the Tenn as previously extended by an Extension Period. The foregoing right shall be of no force or effect with respect to the subsequent Extension Period unless Tenant shall have duly exercised its right to extend the Term for all prior Extension Periods. Each extension of the Term shall be on all of the terms, covenants and conditions of this Lease except that the Base Rent during each Extension Period shall be as set forth below (`the “Extension Period Base Rent”). Tenant shall have no further right to extend or renew the Term after the expiration of the second Extension Period.

Section 3.09 During each Extension Period the Extension Period Base Rent reserved under this Lease shall be as follows:

First Extension Period:

Lease Year	Annual Base Rent	Monthly Base Rent
16	$1,905,863.05	$158,821.92
17	$1,963,038.94	$163,586.58
18	$2,021,930.11	$168,494.18
19	$2,082,588.02	$173,549.00
20	$2,145,065.66	$178,755.47

Second Extension Period:

Lease Year	Annual Base Rent	Monthly Base Rent
21	$2,252,318.94	$187,693.25
22	$2,319,888.51	$193,324.04
23	$2,389,485.16	$199,123.76
24	$2,461,169.72	$205,097.48
25	$2,535,004.81	$211,250.40

ARTICLE IV.

Completion and Occupancy

Section 4.01 Tenant has inspected the Demised Premises and the Building and is thoroughly acquainted with their respective conditions and agrees to take same “as is” and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was so taken.

Section 4.02 Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant’s occupancy except that Landlord shall perform the items of work set forth in Exhibit B attached hereto (“Landlord’s Work”). Landlord shall proceed with such Landlord’s Work with due dispatch, subject to delays by causes beyond its reasonable control. Landlord and Tenant agree that the budget for the performance of Landlord’s Work is $1,810,000.00 (the “Anticipated Cost”). Landlord’s Work shall be performed by Landlord at Landlord’s expense up to an amount equal to the Anticipated Cost. Landlord agrees to use its commercially reasonable efforts perform Landlord’s Work for an amount equal to or less than the Anticipated Cost, however in the event that the actual cost of performing Landlord’s Work exceeds the Anticipated Cost, then Tenant shall forthwith pay to Landlord as Additional Rent an amount equal to such excess in cost. Landlord agrees that Landlord’s Work will be performed on an “open-book” basis and that Tenant will have an opportunity to review Landlord’s accounting of the costs and expenses comprising the actual cost of Landlord’s Work. In addition, if the cost of Landlord’s Work is increased due to any delay resulting from any act or omission of Tenant, its agents or employees, Tenant shall forthwith pay to Landlord as Additional Rent an amount equal to such increase in cost.

Section 4.03 Landlord shall use reasonable efforts to give to Tenant no less than two (2) weeks prior notice of Substantial Completion. Notwithstanding the foregoing, Landlord shall have no liability to Tenant in the event that the Demised Premises are not substantially ready for occupancy upon the date specified by Landlord.

Section 4.04 Tenant, at Tenant’s sole risk, may, at Landlord’s sole and absolute discretion, be permitted entry and access in and to the Demised Premises prior to Substantial Completion in order to install fixtures, furniture and equipment and to adapt and decorate the Demised Premises for Tenant’s use with Landlord’s prior written consent and then only on such terms as Landlord may require. If, among the terms required by Landlord, there is a provision that Tenant shall or may be liable to Landlord for the payment of monies during the period of such entry and access, all such monies shall be payable as Additional Rent. In addition, if the cost of Landlord’s Work is increased due to any delay resulting from Tenant’s decorating the Demised Premises as contemplated by this Section 4.04, Tenant shall forthwith pay Landlord an amount equal to such increase in cost. In the event Tenant shall enter the Building or any other part of the Demised Premises, as may be above permitted by Landlord, Tenant agrees to indemnify and save Landlord free and harmless, from and against any and all claims, loss, liability and damage arising from or claimed to arise from any act or neglect of Tenant, its contractors, agents, servants or employees or from any failure to act, or for any other reason whatsoever arising out of said entry or such work. Landlord shall pay Tenant an amount equal to $500,000
(“Landlord’s Contribution”) as Landlord’s contribution toward the cost of Tenant’s work contemplated by this Section 4.04. Landlord’s Contribution shall be paid on the later of (i) the Rent Commencement Date and (ii) substantial completion of the aforementioned Tenant’s work. In the event that the actual cost of Landlord’s Work exceeds the Anticipated Cost, then Landlord’s Contribution shall be reduced on a dollar for dollar basis, provided that Tenant has not already paid Landlord for such excess cost of Landlord’s Work as provided in Section 4.02. Notwithstanding the foregoing, in the event that the excess cost of Landlord’s Work exceeds $500,000, then Tenant shall remain liable to Landlord for any such excess.

Section 4.05 Any sums payable by Tenant prior to the Term Commencement Date pursuant to the provisions of this Lease may be collected by Landlord as Additional Rent, from time to time, upon demand, whether or not the same shall have accrued prior to the Term Commencement Date and in default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of Tenant’s default of payment of Additional Rent.

Section 4.06 Tenant shall periodically inspect Landlord’s Work, as hereinafter provided, and make any objections thereto without delay so as to mitigate changes, delays and costs.

ARTICLE V.

Use of the Demised Premises

Section 5.01 Tenant shall use and occupy the Demised Premises as an industrial warehouse and distribution center, including, without limitation, storing, picking, packing and shipping operations with ancillary general and executive office space (hereinafter the “Permitted Use”), and for no other purpose. Tenant acknowledges that Landlord has not made any representations as to whether the Demised Premises may be used for the specific use stated above pursuant to applicable building and zoning ordinances, rules and regulations.

Section 5.02 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, (i)

in violation of the Certificate of Occupancy for the Demised Premises or for the Building, or (ii) in violation of any Requirements or requirements of the New York Board of Fire Underwriters, or any other law, rule or regulation.

Section 5.03 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or Requirements of any public authority with respect to the Demised Premises or the use or occupation thereof. Prior to the Term Commencement Date, if Tenant is then in possession of the Demised Premises, and at all times thereafter, Tenant shall promptly comply with all present and future laws, orders and regulations of all state, federal, town, municipal and local governments, departments, commissions and boards or any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises (in which event Tenant shall effect such compliance at its sole cost and expense). Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant’s failure to comply with the provisions of this Article, and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord.

ARTICLE VI.

Repairs & Maintenance

Section 6.01 Tenant shall, at its sole cost and expense, take good care of the Demised Premises, and shall make all repairs thereto which are not load-bearing, including, but not limited to those pertaining to floor coverings, ceiling tiles, electrical fixtures, switches and outlets, door closers and hardware, painting and decorating, and toilets, sinks and faucets, including the Building systems (i.e., plumbing, HVAC, electrical, life safety and emergency power). In addition, Tenant shall make all repairs to the Demised Premises, load-bearing and not load-bearing, attributable to (a) the moving, installation, removal, use or operation of Tenant Changes, or Tenant’s Property or property of Tenant (not constituting Tenant’s Property) or of parties acting for or at the instance of Tenant or those deriving their interest in the Demised Premises through or under Tenant or (b) the carelessness, omission, neglect, negligence or improper conduct of Tenant or any other parties referenced in clause (a) preceding or (c) to the extent not within the purview of (a) preceding, with respect to Tenant Changes or Tenant’s Property. All such repairs shall be in quality and class equal to the original work or installations. As used in this Section 6.01, and in Section 6.02 following, the term “repairs” or derivatives thereof shall include “replacements” where applicable. Tenant shall promptly notify Landlord of the need for any such repairs.

Section 6.02 Landlord, at Tenant’s expense, which expense shall be incorporated into Maintenance Costs and paid to Landlord as Additional Rent, shall make all load-bearing repairs to the Building, including the Building’s roof and foundation and parking area, except for those repairs for which Tenant is responsible pursuant to Section 6.01 hereof or any other provisions of this Lease.

The provisions of Sections 6.01 and 6.02 hereof shall not apply to repairs required by reason of a Taking or fire or other casualty.

Section 6.03 Except for matters to the extent attributable to Landlord’s negligence or willful misconduct, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease, or Requirements, to make in or to any portion of the Demised Premises.

Section 6.04 Tenant shall not place a load upon the floor of the Building exceeding the floor load per square foot areas which such floor was designed to carry and which is allowed by law.

Section 6.05 Machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure to such a degree as to be objectionable to Landlord shall be placed and maintained by Tenant at its expense so as to absorb such vibration, noise, cold or heat, and to prevent its transmission.

Section 6.06 Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from the making by Landlord of any repairs, alterations, additions or improvements in or to any portion of the Building or in or to fixtures, appurtenances, systems or equipment thereof. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant’s business operations, but shall not be required to perform the same on an overtime or premium pay basis.

Section 6.07 In addition to the foregoing, and not in limitation thereof, Tenant shall also, at Tenant’s own expense, undertake all replacement of all plate glass and light bulbs, flourescent tubes and ballasts, and decorating, redecorating and cleaning of the Demised Premises, and shall keep and maintain the Demised Premises in a clean condition, free from debris, trash and refuse.

Section 6.08 Tenant shall not injure, deface, permit waste nor otherwise harm any part of the Demised Premises, permit any nuisance at the Demised Premises, permit the emission of any objectionable noise or odor from the Demised Premises, or install, operate or maintain any electrical equipment in the Demised Premises that shall not bear an underwriters approval.

Section 6.09 Tenant shall, at Tenant’s own expense, enter into a maintenance/service contract with a maintenance contractor, which shall provide for regularly scheduled servicing of all hot water, heating, ventilation and air conditioning systems and equipment in the Building. The maintenance contractor and the maintenance/service contract shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld. The maintenance/service contract shall include, without limitation, all servicing suggested by the manufacturer, within the operations/maintenance manual pertaining to such system and/or equipment, and shall be effective (and a copy thereof delivered to Landlord) no later than thirty (30) days after the commencement date of this Lease.

ARTICLE VII.

Alterations

Section 7.01 Subject to Section 7.02, Tenant will make no alterations, installations, repairs, additions, improvements or replacements (hereinafter singularly and collectively called “Tenant Changes”) in, to or about the Demised Premises without Landlord’s prior consent.

Section 7.02 Landlord’s consent shall not be unreasonably withheld or delayed for non-structural Tenant Changes within the Building.

Section 7.03 Tenant Changes, including but not limited to, those consented to or approved by Landlord or within the purview of Section 7.02 hereof shall be performed in accordance with the following provisions:

(a)No part of the Building or the Demised Premises shall be adversely affected;

(b)The proper functioning of any of the mechanical, HVAC, electrical, plumbing, sanitary, or other systems of the Building shall not be adversely affected, and the usage of such systems by Tenant shall not be increased;

(c)At least ten Business Days prior to commencement of any Tenant Changes, Tenant will furnish Landlord with a statement in reasonable detail of the nature and scope of the proposed Tenant Changes, an estimate of the cost thereof, and coordinated plans and specifications therefor in Auto Cad format, and if the cost of the proposed Tenant Changes can reasonably be estimated by Landlord to exceed $50,000, the foregoing plans and specifications as well as the estimate shall be prepared and signed by an architect licensed by the State of New York to whom Landlord has no reasonable objection; and if the nature of the proposed Tenant Changes, regardless of cost, in the sole discretion of Landlord requires it, the foregoing plans and specifications must also be approved by a professional engineer, licensed by the State of New York and selected by Landlord, whose reasonable charge shall be paid by Tenant, as Additional Rent promptly after being billed therefor;

(d)Tenant agrees to pay to Landlord, as Additional Rent promptly after being billed therefor, a sum equal to Landlord’s actual costs and expenses for reviewing the plans and specifications for such proposed Tenant Changes;

(e)Tenant Changes shall be done only by contractors and subcontractors satisfactory to and first approved by Landlord. Such approval will not be unreasonably withheld or delayed. However, elements of such Tenant Changes, regardless of cost, of a nature described in subdivisions (a) and (b) hereof shall be performed by contractors or subcontractors, as the case may be, satisfactory to and first approved by Landlord;

(f)Tenant Changes shall be commenced promptly and prosecuted to completion by Tenant diligently and in a good and workmanlike manner;

(g)Tenant Changes shall be effected in compliance with the foregoing plans and specifications, Requirements and this Lease (including applicable provisions of this Lease);

(h)Tenant, at Tenant’s sole cost and expense, shall file all required plans and specifications necessary to obtain, and shall obtain, all Approvals pertaining to Tenant Changes;

(i)Tenant Changes are to be effected in a manner which will not cause or create a dangerous or hazardous condition;

(j)All costs and expenses of or incidental to Tenant Changes, including those reflected in clause (d) of this Section 7.03, shall be borne solely by Tenant who shall establish to the reasonable satisfaction of Landlord prior to the commencement thereof and during its progress that these costs can and will be paid when due and that completion of the Tenant Changes will be effected as herein and in the other provisions of this Lease provided; and

(k)Throughout the performance of Tenant Changes, Tenant, in addition to and not in limitation of the provisions of Article XIV hereof, shall maintain or cause to be maintained (i) Worker’s Compensation insurance, in statutory limits, for all eligible workmen engaged in performing Tenant Changes and (ii) Builder’s All-Risk insurance in an amount equal to the value of Tenant Changes on the completion thereof naming Landlord and Tenant as insureds, as their interests may appear, and shall furnish Landlord with certificates evidencing the existence of such insurance prior to the commencement of any Tenant Changes, each of which by its terms shall state that such insurance is not to be terminated without giving Landlord not less than thirty (30) days prior notice of such termination.

Section 7.04 Landlord’s approval of Tenant Changes or of plans, specifications or working drawings therefor or of the architect or professional engineer shall create no responsibility or liability on the part of Landlord, as to the contents of such plans, specifications and drawings, for their completeness, design sufficiency, or for the performance of the architect or professional engineer or for compliance with Requirements, or otherwise in respect of or attributable to any of the foregoing.

ARTICLE VIII.

Access to Demised Premises

Section 8.01 Landlord or Landlord’s agents shall have the right to enter the Demised Premises, including the Building, in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and desirable to the Building or to any other portion of the Demised Premises or which Landlord may elect to perform following Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations and other directions of Governmental Authorities. Tenant shall not be entitled to any abatement of rent while such work is in progress or to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Landlord shall have the right to enter the Demised Premises, including the Building, at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building or others and during the last nine (9) months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Demised Premises, including the Building, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and, provided reasonable care is exercised to safeguard Tenant’s Property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. In addition, without incurring any liability to Tenant, Landlord may permit access to the Demised Premises, including the Building, and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s Property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Demised. Premises), or upon demand of a Governmental Authority. During the last six (6) months of the term, Landlord or Landlord’s agents shall have the right to place signs in the front of the Demised Premises, or on any part thereof, offering the premises “For Rent” or “For Sale”, and Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

ARTICLE IX.

Compliance with Laws

Section 9.01 Tenant shall comply, at its cost and expense, with all Requirements applicable to the Demised Premises or any part thereof, and the manner of use, occupancy, operation, maintenance, repair or alteration of the Building or Demised Premises, by Tenant and all persons acting for Tenant or deriving their right or interest in respect of the Building or Demised Premises from or under Tenant, including, without limitation, the Americans With Disabilities Act, and any Requirements hereafter imposed pertaining to life safety, fire control and emergency lighting. Tenant shall periodically test all such life safety, fire control and emergency lighting equipment in the Building and maintain same in good repair.

Section 9.02 Tenant covenants and agrees:

(a)to comply with all federal, state, and local environmental, and health and safety laws (including relevant statutes, regulations, and administrative agency requirements) (hereinafter referred to as “Environmental Laws”) during the term of this Lease and to obtain permits and other governmental authorizations required by Environmental Laws for Tenant’s business and operations;

(b)to obtain Landlord’s authorization before storing, treating, or disposing of any substance or material which may pose a threat to human health or the environment, including any substance or material covered by any Environmental Law;

(c)to notify Landlord immediately of (i) the existence of any release of any substance or material which may pose a threat to human health or the environment, including any substance or material covered by any Environmental Law including, but not limited to, petroleum-related materials (hereinafter referred to as “Hazardous Substances”), (ii) violation of an Environmental Law, or (iii) other environmental condition that could subject Tenant or Landlord to potential legal liability;

(d)that, immediately upon discovery of a condition described in clause (c) preceding, Tenant shall, at its expense, cure or remediate the condition to Landlord’s satisfaction. In the event that the Tenant fails to cure or remediate the condition, Landlord shall have the right to cure or remediate the condition. Any costs and expenses, including reasonable attorneys’ fees, incurred by Landlord to cure or remediate such condition shall constitute Additional Rent due and payable to Landlord on demand;

(e)that, upon reasonable notice to Tenant and at any time during the term of the Lease, Landlord and Landlord’s representatives shall have the right, at its sole cost and expense, to inspect the Demised Premises and Tenant’s operations for the purpose of determining the existence of any release of Hazardous Substances and Tenant’s compliance with Environmental Laws. During such inspection, Tenant agrees to cooperate with Landlord and Landlord’s representatives by providing access to any area of the Demised Premises and any records pertinent to the inspection provided, however, that in performing such inspection, Landlord and Landlord’s representatives shall not unreasonably interfere with Tenant’s operations;

(f)that if Tenant undertakes any renovation or remodeling, whether structural or non-structural, of the Building, Tenant will remove at Tenant’s expense, such friable and non-friable asbestos containing material, as may be located in the area of the Building being so renovated or remodeled in accordance with all applicable Environmental Laws or other Requirements;

(g)that Tenant shall, at Tenant’s sole cost and expense, perform an environmental inspection of the Demised Premises within thirty (30) days prior to the expiration of the Lease and remove any and all Hazardous Substances used, stored, released, treated or disposed of at the Demised Premises. The inspection shall be performed by Tenant to Landlord’s satisfaction by an environmental consulting firm approved by Landlord and include a visual examination of the Demised Premises and appropriate sampling of the Demised Premises;

(h)to indemnify and defend Landlord and Landlord’s agents, servants, employees, officers, directors, shareholders, partners, members, managers, representatives or designees from and against all liabilities, claims, actions, suits, demands, judgments, damages, expenses, penalties and costs, including but not limited to any injury or damage to any person or property associated, either directly or indirectly, with Tenant’s violation of any Environmental Law, the commencement of any action by a regulatory agency or a third party against Tenant or Landlord with respect to Tenant’s use or occupancy of the Demised Premises, the release of any Hazardous Substance at the Demised Premises that is or was related to Tenant’s use or occupancy of the Demised Premises, and Tenant’s breach of any provision of this Lease. Tenant’s obligation to indemnify Landlord shall extend to and cover any cost, expenses or penalties incurred in performing investigatory and remedial activities at the Demised Premises; and

(i)that the rights and obligations provided under this Section of the Lease shall survive the expiration of the Lease.

Section 9.03 Landlord covenants and agrees to remediate, with diligence and in compliance with Requirements, all Hazardous Materials now within the Demised Premises or hereafter introduced into the Demised Premises by it or by any of its agents or contractors and to indemnify, protect and save Tenant harmless from and against any and all damages, losses, liability, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys’ and experts’ fees and disbursements) which may at any time be imposed by, incurred by or asserted or awarded against Tenant arising out of the failure of Landlord to do so.

ARTICLE X.

Rules and Regulations

Section 10.01 Tenant shall observe strictly with the rules and regulations set forth in Exhibit C annexed hereto and such other and further reasonable rules and regulations as Landlord or Landlord’s agents may from time to time adopt (such rules and regulations as have been or may hereafter be adopted or amended are hereinafter the “Rules and Regulations”).

ARTICLE XI.

Right to Perform

Section 11.01 If Tenant shall default in the observance or performance of any obligation of Tenant under this Lease, then, unless otherwise provided elsewhere hereunder, Landlord may immediately or at any time thereafter without notice perform such obligation of Tenant without thereby waiving such default. If Landlord, in connection therewith incurs any costs including, but not limited to, attorneys fees in instituting, prosecuting or defending any action or proceeding, such costs with interest at the rate of ten (10%) percent per annum, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor.

ARTICLE XII.

Liability of Landlord

Section 12.01 Landlord or its employees, agents or managing agents shall not be liable for any damages or injury to property of Tenant or of any other person, including property entrusted to employees of Landlord, nor loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause whatsoever arising from the acts or neglect of any Tenant, occupant, invitee or licensee of the Building, nor for any consequential damages or loss of business suffered by Tenant, or from any other cause whatsoever, unless caused by the negligence, willful misconduct, unlawful act or omission of Landlord, nor shall Landlord or its agents, employees, or managing agents be liable for any such damage caused by other persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building. Notwithstanding the foregoing, in no event shall Landlord be liable for any loss or damage for which Tenant has, or is required hereunder to carry, insurance.

Section 12.02 Notwithstanding anything in this Lease to the contrary (it being intended that in the case of a conflict, the provisions of this Section 12.02 always shall prevail and control), Tenant shall look only to the Landlord’s estate in the Demised Premises, at the time recourse is sought, for the satisfaction of Tenant’s remedies against Landlord or the collection of a judgment (or other judicial process) requiring the payment of money by Landlord hereunder and, no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant’s use or occupancy of the Building, or otherwise.

Section 12.03 Without limiting the provisions of Section 12.02 hereof, any agreement,-obligation or liability of Landlord arising under this Lease is made, entered into and incurred by Landlord upon the express condition that neither any trustee, shareholder, partner, member, director, officer, employee, principal, parent, agent or advisor of Landlord, assumes nor shall be held to any personal liability hereunder for whatsoever reason including fault on the part, for example, of any one or more of the foregoing, and resort shall not be had to the private property of any such trustee, shareholder, partner, member, director, officer, employee, principal, parent, agent or advisor.

Section 12.04 Landlord shall be deemed in default under the terms of this Lease only if Landlord shall fail to observe, fulfill or perform an obligation specifically imposed on Landlord under the terms of this Lease and such failure is not cured by Landlord within thirty (30) days after Tenant shall have given Landlord written notice of such failure, in reasonable detail, provided, however, that so long as Landlord commences and prosecutes such cure with reasonable diligence, Landlord will be allowed such additional time to effect such cure as may be reasonably necessary without being deemed in default with respect to such failure. No action taken by Landlord in connection with any such notice given to it by Tenant shall be construed to be an admission that any such default exists.

Section 12.05 Any claim or defense available to Tenant arising out of this Lease or the negotiations preceding it shall be barred unless Tenant gives Landlord notice thereof in reasonable detail within six (6) months after the first occurrence of the act, omission, event or condition that gave rise to such claim or defense, provided, however, that the provisions hereof or the period herein specified shall not be applicable, if and to the extent in direct conflict with another provision of this Lease or to the extent that such act, omission, event or condition was not reasonably knowable by Tenant within such six month period, in which event such notice must be given by Tenant within sixty (60) days of first having notice thereof.

Section 12.06 Under no circumstances shall (a) the Landlord be liable for consequential, special, exemplary or punitive damages or any damages in the nature of any of the foregoing or damages for loss of business or business opportunities or (b) any breach by Landlord of its obligations hereunder entitle Tenant to terminate this Lease.

Section 12.07 Landlord, notwithstanding any contrary provisions of this Lease, shall not be liable for damages to Tenant or its subtenants or Affiliated Entity affiliates, except for its negligence or willful misconduct, to either person or property. In addition, Landlord shall not be deemed to have evicted Tenant or effected an eviction of Tenant or a termination of this Lease or, be subject to any abatement of Base Rent or Additional Rent and Tenant shall not be relieved from performance of any covenant on its part to be performed hereunder by reason of (i) failure by Landlord to fulfill its obligations hereunder, (ii) breakdown of equipment or machinery, (iii) causes or circumstances attributable to events or conditions outside the Demised Premises boundaries, or (iv) the acts or omissions of others. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Demised Premises to provide restoration of services required hereunder to be provided by Landlord to Tenant and, where the cessation or interruption of such service has occurred due to circumstances or conditions beyond the Demised Premises boundaries, or the acts or omissions of others, to seek restoration of such services by diligent application or request to the provider.

ARTICLE XIII.

Utilities

Section 13.01 Tenant shall contract directly and shall pay for all charges for or costs of electricity (including heating, if the Demised Premises or any part thereof that are serviced by electric heating), gas, water, and fuel oil, if any, for the Demised Premises. Tenant shall execute in its own name all account cards or applications required for the installation of electric or gas service, if any, or the provision of such service or services to the Demised Premises. In addition, Tenant shall pay overhead fire sprinkler charges, if any, or any other charge or cost imposed by any Governmental Authority or subdivision, in connection with the maintenance, occupation, or use of the Demised Premises. Tenant shall further be responsible for the installation and maintenance of its telephone, data and office equipment and lines.

Section 13.02 Tenant’s use of electric current in the Building shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Building.

Section 13.03 Landlord shall have no liability to Tenant for any loss, damage or expense sustained or incurred by reason of any change, failure, inadequacy, unsuitability or defect in the supply or character of the electric energy furnished to the Building or if the quantity or character of the electric energy is no longer available or suitable for Tenant requirements, nor shall any such interruption or curtailment constitute a constructive eviction or grounds for rental abatement in whole or in part hereunder.

ARTICLE XIV.

Insurance

Section 14.01 During the term of this Lease, Tenant shall pay to Landlord annually, as Additional Rent, the premiums for the following types of insurance, if any, maintained by Landlord: ((i) Insurance against loss or damage by fire (and against such other risks as would be covered by “ALL-RISK” insurance; (ii) Boiler insurance on any steam boiler, pressure vessel and pressure piping; (iii) Rental insurance insuring Landlord against any termination or cessation of any rentals or additional rentals by reason of perils covered by any insurance contracts referred to in this Lease; (iv) Flood insurance, if and as required by any fee mortgagee; and (v) Commercial General Liability Insurance and Excess Liability (Umbrella) Insurance against all claims, demands or actions for personal injury to or death of any one person in amounts arising from, related to, or in any way connected with the conduct and operation of the Building, the Land or the Demised Premises in amounts reasonably determined by Landlord. All losses shall be adjusted with the insurance companies by Landlord and shall be paid to Landlord or as directed by Landlord. Tenant shall pay the premiums for such insurance within thirty (30) days after bills therefor are mailed to Tenant.

Section 14.02 Tenant shall maintain with responsible companies which are A rated or better in Best’s Insurance Guide and approved by Landlord: (i) Commercial General Liability Insurance, against all claims, demands or actions for personal injury to or death of any one person in an amount of not less than $5,000,000 and for injury to or death of more than one person in any one accident or occurrence to the limit of not less than $5,000,000 and for damage to property in an amount of not less than $5,000,000 made by or on behalf of any person, arising from, related to, or in any way connected with the conduct and operation of Tenant’s use of or occupancy of the Demised Premises, Or caused by actions or omissions to act, where there is a duty to act, of Tenant, its agents, servants and contractors, which insurance shall name Landlord, its managing and leasing agents, mortgagee, if any, and any other designees as additional insureds;
(ii) property insurance against hazards covered by an all risk coverage insurance policy (including fire, extended coverage, vandalism, malicious mischief and sprinkler leakage) as Landlord may reasonably, from time to time, require, covering all fixtures and equipment, stock in trade, furniture, furnishings, improvements or betterments installed or made by Tenant in, on or about the Demised Premises to the extent of at least 100% of their replacement value, without deduction for depreciation, but in any event in an amount sufficient to prevent Tenant from becoming a co-insurer under provisions of applicable policies; (iii) plate glass insurance covering the Demised Premises; and (iv) worker’s compensation insurance, in statutory limits, covering all persons employed by Tenant or in connection with any work performed by Tenant. Said Commercial General Liability Insurance shall also contain provisions for contractual liability insurance under the commercial general liability section of the insurance certificate in an amount not less than $5,000,000, and business interruption insurance covering Tenant’s business. All of Tenant’s insurance shall be in form satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least thirty (30) days prior written notice to Landlord. All policies required pursuant to this Section 14.02 or duly executed certificates for the same shall be deposited with Landlord not less than 10 days prior to the day Tenant is expected to take occupancy and upon renewals of said policies not less than 15 days prior to the expiration of the term of such coverage. All such policies or certificates shall be delivered with satisfactory evidence of the payment of the premium therefor.

Section 14.03 Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant shall each look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or anyone claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent that, such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such additional premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of claims. If the waiver cannot be obtained from either Landlord’s carrier or Tenant’s carrier, then neither party shall be constrained to choose a different carrier to obtain insurance (or, in the alternative, if a different carrier is required, then the party requiring the waiver shall pay the difference in premium from the initial carrier selected to the carrier required to be designated). However, in no event shall any party be required to select an excess or non-licensed carrier in the State of New York or one that has a rating less than A- Best rating. The provisions of this Article shall be considered an express agreement governing any cause of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of the like import, now or hereafter in force, shall have no application in such case.

Section 14.04 If, due to Tenant’s use or occupancy, or abandonment, of the Demised Premises, or Tenant’s failure to occupy the Demised Premises as herein provided, any insurance carrier shall threaten the cancellation of any insurance, Tenant shall promptly remedy such condition. In the event Tenant shall fail to do so, Landlord may enter the Demised Premises and correct any such condition at Tenant’s cost and expense, and any such cost and expense shall be Additional Rent payable by Tenant. If, due to Tenant’s use or occupancy, or abandonment, of the Demised Premises, or Tenant’s failure to occupy the Demised Premises as herein provided, any insurance shall be cancelled by the insurance carrier, then, in any of such events Tenant shall indemnify and hold Landlord harmless against any loss which would have been covered by such insurance.

ARTICLE XV.

Real Estate Taxes

Section 15.01 Tenant shall pay to Landlord as Additional Rent the Taxes pursuant to the further provisions of this Article XV.

Section 15.02 For the purposes of this Article, the term “Taxes” shall include the sum of any and all taxes, real estate taxes and assessments, special assessments, water and sewer rents and charges, levies, general or special, ordinary or extraordinary, unforeseen or foreseen, of any kind or nature whatsoever, and each and every installment thereof which shall or may during the Term of this Lease be levied, assessed, imposed, become due and payable, or liens upon or arising in connection with the use, occupancy or possession of or grow out of, or for the Building and/or the Land, or any part thereof as if the Building and Land were the sole asset of Landlord. If at any time during the Term of this Lease the methods of taxation prevailing at the execution of this Lease shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate or the improvements thereon there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially payable as a capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee or charge measured by the rents payable by Tenant to Landlord, or (iv) a license fee or charge measured by the rent receivable by Landlord for the Building or any portion thereof and/or the Land or any other building or other improvements constructed on the Land, or (v) a tax, license fee or charge imposed on Landlord which is otherwise measured by or based in whole or in part, upon the Building or any portion thereof and/or the Land or any other building or other improvements constructed on the Land, or (vi) any other tax or levy imposed in lieu of or as a substitute for Taxes which are levied, assessed or imposed as of the date of this Lease, then in any such event, the same shall be included in the computation of Taxes hereunder. A tax bill or copy thereof shall be conclusive evidence of the amount of Taxes or installments thereof.

Section 15.03 If at any time during the Term the holder of any superior mortgage requires the establishment of an escrow account for the payment of Taxes, Tenant shall, at the election of Landlord, pay to Landlord, within five (5) days after receipt of notice of Landlord’s election provided herein, the amount of Landlord’s initial deposit into such escrow account and thereafter, commencing on the first day of the month after receipt said notice, the amount required by the superior mortgagee to be deposited monthly into such account. Such monthly escrow payments shall be subject to adjustments as required by the superior mortgagee. The payments provided herein shall be in lieu of the payments provided for in Section 15.03.

Section 15.04 Only Landlord shall be eligible to institute proceedings to reduce the assessed valuation of the Land or the Building. In the event Landlord shall obtain a tax refund as a result of any such reduction proceedings, then, provided Tenant is not then in default under the terms of this Lease, and after all applicable grace periods have expired, and after the final conclusion of all appeals or other remedies, Tenant shall be entitled to the net refund obtained. As used herein, the term “net refund” means the refund plus interest, if any, thereon, paid by the governmental authority less appraisal, engineering, expert testimony, attorney, printing and filing fees and all other Landlord costs and expenses of the proceeding, including an administrative fee to Landlord equal to five (5%) per cent of the tax refund. Tenant shall pay to Landlord all appraisal, engineering, expert testimony, printing and filing fees and all other reasonable costs and expenses of the proceeding incurred by Landlord in the event said proceeding does not result in any net refund. Notwithstanding anything contained to the contrary herein, Tenant shall not be entitled to any refund in excess of Taxes paid by Tenant hereunder.

Section 15.05 Landlord’s failure during the Term of this Lease to submit tax bills or copies thereof to Tenant, or Landlord’s failure to make demand under this Article or under any other provision of this Lease shall not in any way be deemed a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any items of Additional Rent which may have become due pursuant to this Article during the term of this Lease. Tenant’s liability for the Additional Rent due under this Article shall survive the expiration or sooner termination of this Lease.

Section 15.06 In no event shall any adjustment of the Taxes payable hereunder result in a decrease in Base Rent or Additional Rent payable pursuant to any other provision of this Lease, it being agreed that the payment of Additional Rent under this Article is an obligation supplemental and in addition to Tenant’s obligation to pay Base Rent.

ARTICLE XVI.

Condemnation

Section 16.01 If the whole of the Building shall be taken for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or of eminent domain, or by agreement between Landlord and those having the authority to exercise such right (hereinafter called “Taking”), the term of this Lease and all rights of Tenant hereunder, except as hereinafter provided, shall cease and expire as of the date of vesting of title as a result of the Taking, and the Base Rent and Additional Rent payable under this Lease shall abate from and following the date on which the Taking occurs.

Section 16.02 In the event of a Taking of less than the whole, but more than 20%, of the area of the Building, or a portion of the parking area in excess of 25% thereof, the term of this Lease and all rights of Tenant hereunder, except as hereinafter provided, shall cease and expire as of the date of vesting of title as a result of the Taking, and the Base Rent and Additional Rent payable under this Lease shall abate from and following the date on which the Taking occurs. Notwithstanding the provisions of this Section 16.02, in the event Landlord elects to replace that portion of the parking area taken in excess of 25% thereof on that portion of the Land not taken, or on adjoining property, and such replacement can be effected so as not to interfere materially with Tenant’s occupancy of the Demised Premises, this Lease shall continue in full force and effect. In the event that Landlord elects, and is able, to replace that portion of the Building taken in excess of 20% thereof, by extending that portion of the Building remaining after the Taking, this Lease will remain in full force and effect, and the abatement provision set forth in Section 16.03, below, shall apply.

Section 16.03 In the event of a Taking of less than 20% of the area of the Building, or a portion of the parking area equal to or less than 25% thereof, this Lease shall cease and expire in respect only of the portion of the Building and/or parking area taken upon vesting of title as a result of the Taking and, (i) the new Base Rent payable under this Lease shall be the product of the total Base Rent payable under this Lease multiplied by a fraction, the numerator of which is the square foot area of the Building remaining after the taking, and the denominator of which is the square foot area of the Building immediately preceding the Taking, and (ii) the net award for the Taking shall be paid to and first used by Landlord (subject to the rights of any mortgagee and/or fee owner) to restore the portion of the Demised Premises and the Building remaining after the Taking to substantially the same condition and tenantability (hereinafter called “pre-taking condition”) as existed immediately preceding the date of the Taking. Notwithstanding the foregoing, if the Taking results in the portion of the Demised Premises remaining after the Taking being inadequate, in the reasonable judgment of either party for the efficient, economical operation of Tenant’s business conducted at such time in the Demised Premises, either party may elect to terminate this Lease by giving notice to the other of such election not more than thirty (30) days after the actual Taking by the condemning authority stating the date of termination, which date shall be not more than thirty (30) days after the date of such notice to such party, and upon said date, this Lease and the term hereof shall cease and expire.

Section 16.04 In the event of a Taking of less than the whole of the Demised Premises which occurs during the period of one year next preceding the termination date of this Lease, Landlord may elect to terminate this Lease by giving notice to Tenant of such election, not more than thirty (30) days after the actual Taking by the condemning authority, stating the date of termination, which date of termination shall be no more than thirty (30) days after the date on which such notice of termination is given and upon the date specified in such notice, this Lease and the term hereof shall cease. On or before such termination date, Tenant shall vacate the Demised Premises, and any of Tenant’s Property remaining in the Demised Premises subsequent to such termination date shall be deemed abandoned by Tenant and shall become the property of Landlord.

Section 16.05 In the event of a Taking of the Demised Premises or any part thereof, and whether or not this Lease is terminated, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired term of this Lease. Tenant agrees that in any condemnation proceeding, (a) Tenant may make a separate claim only for the value of Tenant’s fixtures, equipment and moving expenses and (b) Tenant shall promptly cooperate with Landlord, at no cost to Tenant, in executing such documents, releases, waivers and/or consents required by the condemning authority confirming Landlord’s rights to any award (or any advance payment respecting same) pursuant to this Section 16.05. Subject to item (a) in the immediately proceeding sentence, all compensation from a Taking, whether for the whole or part of the Demised Premises, the Building or the Land or otherwise, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or to the fee of the Demised Premises, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation.

ARTICLE XVII.

Damage by Fire or Other Cause

Section 17.01 Tenant shall give prompt notice to Landlord in case of fire or other damage to the Demised Premises or the Building.

Section 17.02 If the Demised Premises or the Building shall be damaged by fire or other casualty, Landlord, at Landlord’s expense, shall repair such damage. However, Landlord shall have no obligation to repair any damage to, or to replace, Tenant’s personal property or any other property or effects of Tenant. If the Demised Premises shall be rendered untenantable by reason of any such damage, the Base Rent only shall abate for the period from the date of such damage to the date when such damage shall have been substantially repaired, and if only a part of the Demised Premises shall be so rendered untenantable, the Base Rent shall abate for such period in the proportion which the rentable area of the Demised Premises so rendered untenantable bears to the total rentable area of the Demised Premises. However, if, prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or other persons claiming through or under Tenant, then the amount by which the Base Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law, and of any successor law of like import then in force, and Tenant agrees that the provisions of this Article shall govern and control in lieu thereof.

Section 17.03 Notwithstanding the foregoing provisions of this Article, if prior to or during the term of this Lease, the Building shall be so damaged by fire or other casualty that, in Landlord’s opinion, substantial alteration, demolition, or reconstruction of the Building shall be required, then, in such event, Landlord at Landlord’s option, may give to Tenant, within ninety (90) days after such fire or other casualty, a thirty (30) days’ written notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not said Term shall have commenced) upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date, and the Base Rent and Additional Rent shall be apportioned as of such date and any prepaid portion for any period after such date shall be refunded by Landlord to Tenant.

Section 17.04 If this Lease shall not be terminated as provided in Section 17.03 hereof, Landlord shall, at its expense, to the extent of the net insurance recovery, repair or restore the Demised Premises with reasonable diligence and dispatch, substantially to the condition immediately prior to the casualty, except that Landlord shall not be required to repair or restore any of Tenant’s leasehold improvements or betterments, furniture, furnishings, decorations or any other installations made at Tenant’s expense. All insurance proceeds payable to Tenant for such items shall be held in trust by Tenant and upon the completion by Landlord of repair or restoration, Tenant shall prepare the Demised Premises for occupancy by Tenant in the manner obtaining immediately prior to the damage or destruction in accordance with plans and specifications approved by Landlord.

Section 17.05 In no event shall Landlord be liable to Tenant for any consequential damages to or loss of business suffered by Tenant by reason of any damages or casualty, regardless of fault, and apart from the apportionment of rent required under Section 17.02 in the event a portion of the Demised Premises is rendered untenantable, Tenant’s sole recourse for any damages shall be against Tenant’s insurance company, regardless of fault, and Tenant waives on its own behalf and on behalf of any insurer, any claim therefor against Landlord.

ARTICLE XVIII.

Subordination, Attornment, Notice to Lessors and Mortgagees

Section 18.01 This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all mortgages and building loan agreements, which may now or hereafter affect the Demised Premises, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such mortgages and spreaders, consolidations and correlations of such mortgages. The provisions of this Article shall be self-operative and no further instrument of subordination shall be required.

Section 18.02 In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in recordable form if requested by Landlord, that Landlord, the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord its attorney-in-fact to execute any such instrument for and on behalf of Tenant. The mortgages to which this Lease is, at the time referred to, subject and subordinate are sometimes hereinafter called “superior mortgages”.

Section 18.03 Any cancellation, surrender, or amendment of this Lease or pre-payment of Base Rent or Additional Rent more than one month in advance of the due date of any such payment, without the prior written consent of the holder of any superior mortgage shall be voidable by such holder of a superior mortgage.

Section 18.04 In the event of the sale of the Demised Premises in a foreclosure of any superior mortgage or the exercise by the holder of any such mortgage of any other remedies at law or pursuant to the terms of said mortgage and provided that this Lease has not been terminated pursuant to said foreclosure or the exercise of such other remedies, Tenant shall, upon the written request of the holder of such mortgage or the purchaser of the Demised Premises at such foreclosure or any person succeeding to the interest of the holder of such mortgage, attom to such holder, purchaser or successor in interest, as the case may be, without change in the terms and conditions of this Lease. Tenant acknowledges and agrees that if any holder of a superior mortgage or successor in title shall succeed to the interest of Landlord under this Lease, the holder of such mortgage shall assume (only while owner of and in possession or control of the Demised Premises of which the Building is a part) and perform all of Landlord’s obligations under this Lease, but shall not be (i) liable for any act or omission of any prior landlord (including Landlord), (ii) liable for the return of any security deposit unless said security deposit is assigned over to the such superior mortgagee or successor in title , (iii) subject to any, claim or defense which the Tenant may have against any Landlord other than itself; (iv) bound by any payment of Base Rent or Additional Rent that Tenant might have paid to any Landlord other than itself for other than the current payment or installment thereof; or (v) bound by any assignment or modification of this Lease made without its express written consent. Tenant shall not look to the holder of a superior mortgage or successor in title to the Demised Premises, in connection with the return of or accountability with respect to any security deposit required by Landlord, unless said sums have actually been received by such holder of a superior mortgage or successor in interest. Any reference to the holder of a superior mortgage hereinabove shall also include any of their respective successors in interest.

Section 18.05 If, in connection with the procurement, continuation or renewal of any financing for which the Land and/or the Building represents collateral in whole or in part, an institutional lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not withhold its consent thereto, provided that such modifications do not materially increase the obligations of Tenant under this Lease or materially and adversely affect any rights of Tenant under this Lease.

Section 18.06 If, in connection with the procurement, continuation or renewal of any financing for which the Land and/or the Building represents collateral in whole or in part, or in connection with the sale of the Demised Premises, an institutional lender or a prospective purchaser requests Tenant’s financial statements, Tenant shall furnish the same, either to Landlord or directly to the requesting party.

Section 18.07 This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all utility and drainage easements, which may now or hereafter affect the Demised Premises, and to all renewals, modifications, replacements and extensions of easements, provided such easements do not unreasonably interfere with Tenant’s use or enjoyment of the Demised Premises. The provisions of this Article shall be self-operative and no further instrument of subordination shall be required.

ARTICLE XIX.

Defaults

Section 19.01 (a)In the event a petition is filed by or against Tenant under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et al., as amended, or any successor thereto (the “Bankruptcy Code”), Tenant, as debtor and debtor-in-possession, and any trustee who may be appointed, agree to adequately protect Landlord as follows: (i) to perform each and every obligation of Tenant under this Lease, including the obligation to satisfy all Base Rent and Additional Rent when due, until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction; (ii) to determine no later than ninety (90) days after the filing of such petition whether to assume or to reject this Lease; (iii) to provide Landlord with at least thirty (30) days’ prior written notice of the date for any proceeding relating to the assumption and/or assignment of this Lease; and (iv) to provide Landlord with at least thirty (30) days’ prior written notice of any vacation or abandonment of the Demised Premises, any such vacation or abandonment to be deemed a rejection of this Lease. Tenant shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above.

(b)If Tenant or a trustee elects to reject this Lease subsequent to the filing of a petition under the Bankruptcy Code, or if this Lease is otherwise rejected, Tenant shall immediately vacate and surrender possession of the Demised Premises in accordance with Section 25.01 hereof.

(c)If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed, agree as follows: (i) to cure each and every existing breach by Tenant no later than thirty (30) days after the effective date of the assumption of this Lease; (ii) to compensate Landlord for any actual pecuniary loss resulting from the bankruptcy filing irrespective of whether Tenant has breached any provision of this Lease, including, without limitation, Landlord’s reasonable costs, expenses and attorneys’ fees incurred in monitoring the bankruptcy case for Landlord, enforcing Landlord’s rights under the terms of this Lease, or enforcing Landlord’s rights under the Bankruptcy Code, as determined by a court of competent jurisdiction, no later then thirty (30) days after the effective date of the assumption of this Lease; (iii) in the event of an existing breach, to provide adequate assurance of Tenant’s future performance, including, without limitation, (A) the deposit of a sum equal to three (3) months’ installments of Base Rent to be held to secure Tenant’s obligations under the Lease, (B) the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease, (C) a reaffirmation of any guaranty of Tenant’s obligations given in connection with this Lease, and (D) such additional assurances, in form reasonably acceptable to Landlord, as may be required under any applicable provision of the Bankruptcy Code; (iv) the assumption will not breach any provision of this Lease; (v) the assumption will be subject to all of the provisions of this Lease; and (vi) the prior written consent, unless waived, in writing, by Landlord, of any mortgagee to which this Lease has been assigned as collateral security to the assumption is obtained.

(d)If Tenant elects to assume and assign this Lease pursuant to the provisions of the Bankruptcy Code, then notices of such proposed assignment, setting forth (i) the name and address of the proposed assignee, (ii) all the terms and conditions of such offer, and (iii) the adequate assurances to be provided Landlord to assure such proposed assignee’s future performance under the Lease, shall be given to Landlord in accordance with the terms of Section 26.01(a)(iii) of this Lease, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions for the same consideration, if any, as the bona fide offer made by such proposed assignment, less any brokerage commissions which may be payable out of the consideration to be paid by such proposed assignee. The adequate assurance to be provided Landlord to assure the proposed assignee’s future performance under the Lease shall include without limitation: (A) the deposit of a sum equal to three (3) months’ installments of Base Rent to be held to secure Tenant’s obligations under this Lease, (B) a written demonstration that the proposed assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, and the proposed assignee shall produce to Landlord, at least thirty (30) days prior to the date for any proceeding relating to the assignment of this Lease, the most recent audited financial statements prepared by an independent certified public accountant, (C) an acknowledgment that the proposed assignee’s use of the Demised Premises will be in compliance with the terms of this Lease, and (D) such additional assurances, in form reasonably acceptable to Landlord, as to all matters identified in any application provision of the Bankruptcy Code.

(e)Neither Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Bankruptcy Code shall conduct or permit the conduct of any “fire”, “bankruptcy”, “going out of business” or auction sale in, from or about the Demised Premises.

Section 19.02 This Lease and the Term and estate hereby granted are subject to further limitation as follows:

(a)whenever Tenant shall default in the payment of any installment of Base Rent, or in the payment of any Additional Rent or any other rental on any day upon which the same ought to be paid, and such default shall continue for ten (10) days after Landlord shall have given Tenant a notice specifying such default, or

(b)whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant’s obligations hereunder, other than a matter specified in any of the other Subsections of this Section 19.02, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or in the case of a situation heretofore referenced in this subsection (b) which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination or foreclosure of any mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently and continuously prosecute the completion of all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary, or

(c)whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted in Article XXIV, or

(d)whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition in Article V hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within twenty four (24) hours after Landlord shall have given Tenant a notice specifying the same, then in any of said cases set forth in the foregoing Subsections (a), (b), (c), (d), (e) and (f), each such event or condition being herein referred to as an “Event of Default”, Landlord may give to Tenant a notice of intention to end the Term at the expiration of three (3) days from the date of the service of such notice of intention, and upon the expiration of said three (3) days this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate, but Tenant shall remain liable for damages as provided in Article XX.

Section 19.03 If Tenant shall default under this Lease prior to the Commencement Date, Landlord shall have all of the rights and remedies in this Lease provided, should such default have occurred subsequent to the Term Commencement date, and it will be conclusively assumed for such purposes that the Term commenced on and as of the date of such default.

ARTICLE XX.

Remedies & Damages

Section 20.01 If an Event of Default shall occur, or if any execution or attachment shall be issued against Tenant or any of Tenant’s Property whereupon the Demised Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, or if this Lease and the Term shall expire and come to an end as provided in Article XIX:

(a)Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

(b)Landlord, at Landlord’s option, may relet the whole or any part or parts of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Demised Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(c)Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the

Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words “re-enter”, “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 20.02 If this Lease and the Term shall expire and come to an end as provided in Article XIX, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Demised Premises as provided in Section 20.01, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

(a)Tenant shall pay to Landlord all Base Rent, Additional Rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be.

(b)Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as “Deficiency”) between the Base Rent and Additional Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 20.01 (b) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s reasonable expenses in connection with the termination of this Lease, or Landlord’s reentry upon the Demised Premises and with such reletting including all repossession costs, brokerage commissions, reasonable legal expenses, disbursements, alteration costs and other expenses of preparing the Demised Premises for such reletting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Base Rent and Additional Rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding.

(c)Tenant shall in no event be entitled to any Base Rent and Additional Rent collected or payable under any reletting, whether or not such rents shall exceed the Base

Rent and Additional Rent reserved in this Lease. Solely for the purposes of this Article, the term “Base Rent” and “Additional Rent” as used in Subsection 20.02 shall mean the Base Rent and Additional Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Landlord, as the case may be. Nothing contained in Article XIX or this Article shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Article.

(d)Any damage or loss of Base Rent and Additional Rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or in a single proceeding deferred until the Expiration Date (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the Expiration Date).

Section 20.03 It is stipulated and agreed that in the event of the termination of this Lease pursuant to the provisions of this Article, Landlord shall forthwith, notwithstanding any other provisions of this Article or of this Lease to the contrary, be entitled (in addition to all other rights and remedies at law or in equity or elsewhere provided in this Lease) to recover from Tenant as and for liquidated damages an amount equal to the excess of (a) Base Rent for the unexpired portion of the Term of this Lease, over (b) the fair market rental value of the Demised Premises, if lower than the rent reserved, at the time of termination, for the unexpired portion of the Term of this Lease, discounted at the rate of four (4%) percent per annum to present worth. Nothing contained herein shall limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. In determining the fair market rental value of the Demised Premises, the rent realized by any arms-length re-letting, if re-letting be accomplished by Landlord within such a reasonable time after the termination of this Lease, shall be deemed, prima facie evidence of the fair market rental value.

Section 20.04 Tenant hereby agrees to pay, as Additional Rent, all reasonable attorneys’ fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

(a)any action or proceeding by Landlord to terminate this Lease in which Landlord is successful;

(b)any other action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding) arising out of any default by Tenant in the observance or performance of any obligation under this Lease (including, but not limited to, matters involving payment of Base Rent and Additional Rent, Tenant Changes and subletting or assignment), in which Landlord is the prevailing party;

(c)any action or proceeding brought by Tenant against Landlord (or any officer, member, partner or employee of Landlord) in which Landlord is the prevailing party; and

(d)any other appearance by Landlord (or any officer, member, partner or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Tenant or this Lease, but specifically excluding any action or proceeding relating to Landlord’s ownership or operation of the Demised Premises.

Section 20.05 Tenant’s obligations under Sections 20.03 and 20.04 shall survive the expiration of the Term hereof or any earlier termination of this Lease. This provision is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorneys’ fees.

ARTICLE XXI.

No Waivers by Landlord

Section 21.01 Except as otherwise provided in this Lease, no act or thing done by Landlord or its agents during the Term shall constitute an eviction by Landlord, nor shall same be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. The delivery of keys to an employee of Landlord or of its agents shall not operate as a termination of this Lease or a surrender of the Demised Premises.

Section 21.02 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or to insist upon the strict performance by Tenant or any other tenant, of the Rules and Regulations annexed hereto or hereafter adopted by Landlord shall not prevent a subsequent act or omission which would have originally constituted a violation, from having all the force and effect of an original violation.

Section 21.03 The receipt by Landlord of any Base Rent or Additional Rent with knowledge of breach of any covenant of this Lease shall not be deemed a waiver of such breach.

Section 21.04 No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without any prejudice to Landlord’s right to recover the balance or pursue any other remedy provided in this Lease.

Section 21.05 In the event that Tenant is in arrears in payment of Base Rent or Additional Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

ARTICLE XXII.

Waivers by Tenant

Section 22.01 Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all rights and privileges which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the Term after having-been dispossessed or ejected therefrom by process of law or after the termination of this Lease as provided herein.

Section 22.02 In the event Landlord commences any summary proceeding (whether for non-payment of rent, or for Tenant’s holding-over, or otherwise), or an ejectment action to recover possession of the Demised Premises, or other action for non-payment of rent, or for a breach of any of the covenants and conditions hereunder, Tenant covenants and agrees that it will not interpose any counterclaim or set-off in any such action or proceeding, or seek by consolidation or otherwise to interpose any counterclaim or set-off unless the failure to assert same would constitute a waiver of such counterclaim or set-off by Tenant and Landlord fails to waive the right to assert such waiver in writing. To the extent permitted by applicable law, Tenant hereby waives trial by jury and agrees that Tenant will not interpose any counterclaim or set-off of whatsoever nature or description in any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Demised Premises, any claim of injury or damage, any claim of failure to provide services, or any emergency or other statutory remedy with respect thereto. Any claim that Tenant may have against Landlord shall be separately prosecuted and Tenant waives a trial by jury relative thereto. The provisions of this Article shall survive the breach or termination of this Lease.

Section 22.03 In the event Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord’s consent or approval, or in any case where Landlord’s reasonableness in exercising its judgment is in issue, Tenant’s sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert any claims in any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies.

Section 22.04 The pertinent provisions of this Lease shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any Requirement, now or hereafter in force, shall have no application in connection with any enlargement of Landlord’s obligations with respect to such services.

ARTICLE XXIII.

Covenant of Quiet Enjoyment

Section 23.01 Landlord covenants that upon Tenant’s paying the Base Rent and Additional Rent and other sums due under this Lease and observing and performing all of the terms, conditions, rules and covenants herein on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease and any ground leases, or other leases, mortgages and instruments to which this Lease is subordinate pursuant to the provisions hereof, including any and all extensions and modifications of all of the foregoing.

ARTICLE XXIV.

Assignment, Mortgaging and Subletting, Etc.

Section 24.01 Tenant shall not voluntarily or involuntarily (a) assign or otherwise transfer this Lease or the estate hereby granted, (b) sublet the Demised Premises or any part thereof (c) allow the Demised Premises to be used or occupied by others (an “Occupancy Right”), or (d) mortgage, pledge or encumber this Lease or the Demised Premises or any part thereof, without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this Article XXIV. For purposes of this Article XXIV, (i) the transfer of a majority of the economic interests of the Tenant or a subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, (ii) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article XXIV, and (iii) a modification or amendment of a sublease shall be deemed a sublease.

Section 24.02 The provisions of Section 24.01(a) hereof shall not apply to assignments (a) to an entity into or with which Tenant is merged or consolidated or to an entity into which substantially all of Tenant’s assets are transferred, or (b) referred to in clause (i) of the second sentence of Section 24.01 (provided such assignment is for a good business purpose and not principally for the purpose of transferring this Lease or the leasehold estate created hereby, and provided further, that in the case of clause (a) preceding, the resultant corporation or the assignee, as the case may be, has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such merger, or consolidation or transfer). The provisions of subdivisions (b) and (c) of Section 24.01 shall not apply to subletting or Occupancy Rights granted to an Affiliated Entity, provided the same is for a good business purpose and not principally for the purpose of avoiding the application of Section 24.01 of this Lease. As used in this Lease, an “Affiliated Entity” means an entity controlled by, controlling or under common control with the Tenant. A corporation, for this purpose, shall not be deemed controlled by another unless at least fifty-one (51%) percent of its voting stock is owned both beneficially and of record by such other.

Section 24.03 Any assignment, subletting or Occupancy Right, whether or not Landlord’s consent is required, shall be made only if, and shall not be effective unless Landlord has consented to such assignment, subletting or Occupancy Right as provided in this Article XXIV and all of the following shall have been furnished to Landlord at least ten (10) Business Days prior to the effective date of the contemplated assignment, subletting or grant of Occupancy Right:

(a)The name and business address of the proposed subtenant, assignee, or grantee of any Occupancy Right (“Occupancy Grantee”), information with respect to the nature and character of the proposed subtenant’s, assignees or Occupancy Grantee’s business and business activities generally and within the Demised Premises, and current financial information with respect to net worth, credit and financial responsibility of the proposed subtenant, assignee or Occupancy Grantee;

(b)In the case of an assignment, an executed counterpart thereof, and all ancillary agreements with the proposed assignee (including all documents from which the considerations to be received by Tenant referred to in Section 24.07 hereof can be ascertained);

(c)In the case of a subletting, an executed counterpart of the sublease and all ancillary agreements with the sublessee (including all documents from which the considerations to be received by Tenant referred to in Section 24.07 hereof can be ascertained);

(d)In the case of an Occupancy Right, a fully executed copy of the agreement creating the same and all ancillary agreements pertaining thereto; and

(e)In the case of an assignment, a notarially acknowledged agreement executed by the assignee, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume and agree to fulfill the obligations and performance of this Lease and the assignment and agree to be personally bound by and upon the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 24.01 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future.

By requesting Landlord’s consent to an assignment, subletting or Occupancy Right, Tenant shall be deemed to have agreed to pay Landlord as Additional Rent the reasonable cost imposed by Landlord to review the request and to prepare the requested consent or approval, including any reasonable attorneys’ fees incurred by Landlord as well as any other costs incurred by Landlord in connection with Tenant’s request, regardless of whether such consent is granted, including any reasonable attorney’s fees incurred by Landlord arising out of any dispute pertaining to such consent;

Each sublease and assignment referred to in clauses (b) and (c) of this Section 24.03 shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, as the same may be amended, (ii) the subtenant, assignee or Occupancy Grantee, as the case may be, will not have the right to a further assignment thereof or sublease thereunder, or to allow the Demised Premises to be used by others, without the consent of Landlord in each instance, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant’s obligations hereunder, which shall continue to apply to the Demised Premises, and the occupants thereof, as if the sublease, assignment or Occupancy Right had not been made, (iv) if Tenant defaults in the payment of any Base Rent or Additional Rent, Landlord is authorized to collect any Base Rent or Additional Rent due or accruing from any assignee, subtenant or other occupant of the Demised Premises and to apply the net amounts collected to the Base Rent or Additional Rent, (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Demised Premises shall not be deemed or construed as releasing Tenant from Tenant’s obligations hereunder or the acceptance of that party as a direct tenant, and (vi) at the option of Landlord, in the case of a sublease, if this Lease shall terminate or expire, the sublease shall nonetheless continue in full force and effect and the subtenant thereunder shall attorn to the Landlord as a direct lease between Landlord and such sublessee, provided, however, that in case such option is exercised by Landlord and notwithstanding such attomment, the Landlord shall not be (A) liable for any previous act or omission of Tenant, (B) subject to any counterclaim, defense or offset to which such subtenant may be entitled against Tenant, (C) bound by any modification or amendment of such sublease made without Landlord’s consent, or by any previous payment of more than one month’s Base Rent or Additional Rent, (D) obligated to observe, fulfill or perform any obligations pursuant to the sublease beyond Landlord’s obligation under this Lease; and (E) liable to the subtenant beyond Landlord’s interest in and to the subleased space.

Section 24.04 Tenant covenants that, notwithstanding any assignment of this Lease or of the leasehold estate created thereby by the Tenant or any subletting, in whole or in part, of any portion of the Demised Premises, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Base Rent or Additional Rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable throughout the Term (inclusive of any renewals or extensions thereof) for the payment of the Base Rent or Additional Rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

Section 24.05 The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made with an assignee of Tenant (howsoever far removed) by Landlord or any grantee or assignee of Landlord, by way of mortgage or otherwise, extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant’s part to be performed under this Lease. If any such agreement or modification operates to increase the obligations of the assigning Tenant, the liability under this Section 24.05 of the assigning Tenant or any of its successors in interest, (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge the assigning Tenant and its successors in interest, no demand or notice of any default from Landlord shall be required, Tenant and each of its successors in interest hereby expressly waiving any such demand or notice.

Section 24.06 Landlord shall not unreasonably withhold or delay its consent where such consent is required (i) to an assignment of this Lease and the leasehold estate hereby created, (ii) a subletting of the whole or any part of the Demised Premises, or (iii) an Occupancy Right, provided:

(a)The proposed subtenant, assignee or Occupancy Grantee is a party whose reputation, financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

(b)The nature and character of the proposed subtenant, assignee or Occupancy Grantee, its business or activities and intended use of the Demised Premises is, in Landlord’s reasonable judgment, in keeping with the standards of the Building and the area in which the Demised Premises is located and does not conflict with the provisions of Article V of this Lease;

(c)No such assignment, subletting or Occupancy Grant shall constitute or cause (with or without notice or lapse of time or otherwise) a default under any mortgage;

(d)Tenant shall have complied with all of the provisions of Section 24.03;

(e)In the case of a subletting of a portion of the Building, the portion so sublet shall be regular in shape and suitable for normal renting purposes;

(f)[Intentionally Omitted];

(g)Tenant, in the case of a subletting, shall provide reasonably appropriate means of ingress and egress to and from the sublet space, separate the sublet space from the remainder of the Building, and pay, when due, all of the costs of doing so;

Section 24.07 In the event of an assignment or subletting, Tenant shall pay to Landlord, as Additional Rent, one-half of,

(a)in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns);

(b)in the case of a sublease, any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns) which is in excess of the sum of the rents accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder);

(c)The sums payable under subdivisions (a) and (b) preceding shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant; and

(d)Tenant shall furnish Landlord with a written statement, semi-annually, certified by Tenant or a responsible employee of Tenant, from which the Additional Rent to which Landlord may be entitled by reason of the application of clauses (a) and (b) hereunder can be determined. Tenant shall keep books of account in accordance with generally accepted accounting principles consistently applied and supporting material relating to the matters reflected in clauses (a) and (b) hereof, and shall make the same available to Landlord at all reasonable times for inspection at the Demised Premises or at Tenant’s main office, as determined by Landlord, for the purpose of verifying any statement furnished or to be furnished by Tenant. Landlord shall have the right to delegate this inspection to a duly authorized representative and, in addition, may make such copies thereof as it reasonably requires, but only for the purposes enumerated in this clause.

Section 24.08 The consent or waiver of consent by Landlord in any instance to an assignment or subletting shall not in any way be construed or deemed to relieve Tenant, (which term as used in this Section 24.08 shall have the meaning reflected in Section 1.16 hereof without regard to the word “permitted” last contained therein), from obtaining the prior consent of Landlord to an assignment or subletting in each and every subsequent instance.

ARTICLE XXV.

Surrender of Premises

Section 25.01 On the expiration or sooner termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises as provided in Article XIX hereof, Tenant shall quit and surrender the Demised Premises to Landlord in the condition in which it is required to be kept and maintained by Tenant pursuant to the terms of this Lease, and Tenant shall remove all of Tenant’s Property therefrom except as otherwise expressly provided in this Lease. The provisions hereof shall survive the expiration or other termination of the Term.

Section 25.02 In the event of any holding over by Tenant after the expiration or termination of this Lease without the consent of Landlord, Tenant shall:

(a)pay as holdover rent for each month of the holdover tenancy an amount equal to the greater of (i) the fair market rental value of the Demised Premises for such month (as reasonably determined by Landlord) or (ii) one-twelfth (1/12) of one hundred and fifty (150%) percent of the Base Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term, and otherwise observe, fulfill and perform all of its obligations under this Lease, including but not limited to, those pertaining to Additional Rent, in accordance with its terms;

(b)be liable to Landlord for any payment or rent concession which Landlord may be required to make to any tenant in order to induce such tenant not to terminate an executed lease covering all or any portion of the Demised Premises by reason of the holding over by Tenant; and

(c)be liable to Landlord for any out-of-pocket expenses incurred by Landlord as the result of Tenant’s failure to surrender the Demised Premises.

No holding over by Tenant after the Term shall operate to extend the Term.

The holdover, with respect to all or any part of the Demised Premises, of a person deriving an interest in the Demised Premises from or through Tenant, including, but not limited to an assignee or subtenant, shall be deemed a holdover by Tenant.

Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or such person may have to a stay of any holdover or eviction action or proceeding, or other action or proceeding which Landlord may institute to enforce the provisions of this Article.

Notwithstanding anything in this Article contained to the contrary, the acceptance of any Base Rent or Additional Rent paid by Tenant pursuant to this Section 25.02, shall not preclude Landlord from commencing and prosecuting a holdover or eviction action or proceeding or any action or proceeding in the nature thereof. The preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import.

ARTICLE XXVI.

Security

Section 26.01 Tenant has deposited with Landlord the sum of Three Hundred Thousand ($300,000.00) Dollars representing three (3) month’s Base Rent as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease (the “Security”). Whenever the monthly Base Rent increases, Tenant shall increase the Security so that said amount shall always equals three (3) month’s Base Rent. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Base Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the Security to the extent required for the payment of any Base Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease. In the event Landlord applies or retains any portion or all of the Security, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall always be equal to three (3) month’s Base Rent. Tenant acknowledges that, pursuant to General Obligations Law Section 7-103 (2), Landlord has no obligation to place the Tenant’s Security in an interest bearing account and, by reason thereof, Tenant is not entitled to any interest thereon.

Section 26.02 In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of the entire possession of the Demised Premises to Landlord. In the event of a sale of the Building or a master leasing of the Building, Landlord shall have the right to transfer the Security to the vendee, or master lessee. Landlord shall thereupon be released by Tenant from all liability for the return of the Security, and Tenant agrees to look to the new landlord solely for the return of the Security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

ARTICLE XXVII.

Signs

Section 27.01 Landlord hereby grants Tenant permission to place and maintain such sign and or signs as Tenant, in its reasonable discretion, shall determine, provided that Tenant shall apply for and obtain, at its own cost and expense, all required permits, licenses and/or variances in connection therewith. Notwithstanding the foregoing, Tenant shall not attach any such sign to the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In no event shall Tenant place or affix any sign to the roof of the Building. If Landlord elects to remove any sign not approved by Landlord or otherwise placed by Tenant in violation of the terms of this Article, Tenant shall, upon five (5) days’ notice from Landlord, pay Landlord all costs and expenses, together with interest, for the removal and restoration of same. In the event that in performing any maintenance or repairs required of Landlord pursuant to the terms hereof, Landlord deems it necessary to remove any of Tenant’s signs, Landlord shall have the right so to remove such sign or signs, provided that the same be removed and replaced, at Landlord’s expense, upon completion of such maintenance or repairs.

ARTICLE XXVIII.

Brokerage

Section 28.01 Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker, finder or agent with respect to this Lease or the negotiation thereof. Based thereon, Landlord agrees to hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker, finder or agent with respect to this Lease or the negotiation thereof except to the extent that the same arises out of Tenant’s acts or omissions. Tenant agrees to hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker, finder or agent, with respect to this Lease or the negotiation thereof, based in any part upon Tenant’s breach of the provisions contained in the first sentence of this Section.

ARTICLE XXIX.

Exculpation

Section 29.01 Notwithstanding anything to the contrary contained herein, Tenant shall look solely to the interest of Landlord in the Building for the satisfaction of any of Tenant’s remedies with regard to the payment of money or otherwise, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant’s remedies or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Demised Premises, such exculpation of personal liability to be absolute.

ARTICLE XXX.

Effect of Conveyance by Landlord

Section 30.01 Tenant agrees that from and following a transfer by Landlord of its interest in the Demised Premises, by sale, lease or otherwise, Tenant shall look solely to Landlord’s successor (and such successor’s interest in the Demised Premises) for satisfaction of Landlord’s liabilities hereunder.

ARTICLE XXXI.

Estoppel Certificate, Memorandum

Section 31.01 Tenant shall, without charge, at any time and from time to time hereafter, within ten (10) days after request by Landlord, certify by a written instrument duly executed and acknowledged to any mortgagee or purchaser of the Demised Premises, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified by Landlord, as to the validity and force and effect of this Lease in accordance with its terms as then constituted, the Term Commencement Date and Expiration Date of the Lease, the existence of any default on the part of any party thereunder, the existence of any offsets, counterclaims or defenses thereto on the part of Tenant, and any other matters which may reasonably requested by Landlord or such mortgagee or purchaser.

Section 31.02 It is agreed by the parties hereto that the certificate referenced in Section 31.01hereof may be relied upon by anyone with whom the party requesting such certificate may be dealing.

Section 31.03 In the event that Tenant shall fail to comply with the provisions hereunder, Tenant appoints Landlord its attorney-in-fact to execute any such certificate on Tenants’ behalf.

Section 31.04 At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

ARTICLE XXXII.

Notices

Section 32.01 Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other pursuant to the terms of this Lease or pursuant to any applicable law or requirement of any public authority shall be in writing and shall be deemed to have been properly given, rendered or made by (a) delivery by hand, (b) reputable overnight courier (such as UPS Next Day Air and Federal Express), or (c) certified mail, return receipt requested, addressed as appropriate, if to Landlord, as follows:

BDG 1516 MP, LLC
do Blumenfeld Development Group, Ltd.
300 Robbins Lane
Syosset, New York 11791
Attention: David Blumenfeld and David J. Kaplan, Esq.

and

1516 MP, LLC
do Quality King Distributors, Inc.
35 Sawgrass Drive
Bellport, New York 11713
Attention: Michael Katz and Alfred R. Paliani, Esq.

and to Tenant, at the address listed above, and once Tenant occupies the Demised Premises hereunder, at the address of the Demised Premises, and at all times with a copy to:

Quality King Distributors, Inc.
35 Sawgrass Drive
Bellport, New York 11713
Attention: Michael Katz and Alfred R. Paliani, Esq.

Any such notice, if (x) delivered by hand, shall be deemed to have been given, rendered or made when actually delivered by hand, (y) sent by overnight courier, shall be deemed given, rendered or made upon actual receipt, or (z) sent by certified mail, return receipt requested, shall be deemed given, rendered or made as of three (3) days from the postmark of such notice. Either party may, by written notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it. The attorneys for the respective parties hereto may transmit or receive any notice hereunder on behalf of their respective clients.

ARTICLE XXXIII.

Arbitration

Section 33.01 When so specified in this Lease, any dispute, controversy or claim arising out of this Lease shall be settled by expedited mandatory arbitration as set forth in this Article XXXIII.

Section 33.02 Either party may demand arbitration by notifying the other party in writing in accordance with the notice provisions of Article XXXIII. The notice shall describe the reasons for such demand, the amount involved, if any, and the particular remedy sought. The notice shall also list the name of one arbitrator qualified in accordance with Section 33.04.

Section 33.03 The party that has not demanded arbitration shall respond to the notice of demand within twenty (20) calendar days of receipt of such notice by delivering a written response in accordance with the notice provisions of Article XXXIII. The response shall list the name of a second arbitrator qualified in accordance with Section 33.04. The response shall also describe counterclaims, if any, if such claims are specifically arbitrable hereunder and permitted by the rules of the arbiter, the amount involved, and the particular remedy sought. If a party fails to respond timely to the notice of demand, the arbitrator selected by the party making such demand under Section 33.02 shall resolve the dispute, controversy or claim within thirty (30) calendar days of the deadline for response.

Section 33.04 Any arbitrator selected in accordance with Sections 33.02 and 33.03 shall be a natural person not employed by either of the parties or any parent or affiliated partnership, corporation or other enterprise thereof, shall be a member of the American Arbitration Association (whose rules shall apply to such arbitration) and shall have at least ten (10) years experience arbitrating real estate matters.

Section 33.05 If a party responds timely to a notice of demand for expedited arbitration under Section 33.03, the two arbitrators shall appoint a third arbitrator who shall be qualified in accordance with Section 33.04. Such third arbitrator shall be appointed within ten (10) calendar days of receipt by the party demanding arbitration of notice of response provided for under Section 33.03. If the two arbitrators fail to timely appoint a third arbitrator, the third arbitrator shall be appointed by the parties if they can agree within a period of ten (10) calendar days. The third arbitrator appointed in accordance with this Section 33 shall be the sole arbitrator assigned to hear and decide the arbitration whose decision shall be final and binding upon the parties. If the parties cannot timely agree, then either party may request the appointment of such arbitrator pursuant to an action brought for such purpose before the Supreme Court, Nassau County; provided that the other party shall not raise any question as to the Court’s full power and jurisdiction to entertain such application and to make such appointment.

Section 33.06 The arbitration hearing shall commence within thirty (30) calendar days of appointment of the third arbitrator as described in Section 33.05. The hearing shall in no event last longer than two (2) calendar days. There shall be no discovery or dispositive motion practice (such as motions for summary judgment or to dismiss or the like) except as may be permitted by the arbitrators; and any such discovery or dispositive motion practice permitted by the arbitrators shall not in any way conflict with the time limits contained herein. The arbitrators shall not be bound by any rules of civil procedure or evidence, but rather shall consider such writings and oral presentations as reasonable business persons would use in the conduct of their day to day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrators may determine to be appropriate. It is the intention of the parties to limit live testimony and cross examination to the extent absolutely necessary to insure a fair hearing to the parties on significant and material issues. Venue of any arbitration hearing pursuant to this Article XXXIII shall be in any one of the counties of the Counties of Nassau or Suffolk, all in the State of New York. In no event will either party be entitled to call more than four witnesses at the arbitration hearing.

Section 33.07 The arbitrators’ decision shall be made in no event later than thirty (30) calendar days after the commencement of the arbitration hearing described in Section 33.06. The award shall be final and judgment may be entered in any court having jurisdiction thereof.

ARTICLE XXXIV.

No Liability and Indemnification of Landlord

Section 34.01 Neither Landlord nor any agent, contractor or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any Tenant property or the property of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence or willful misconduct of Landlord, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purposes herein permitted, will be brought upon or be kept in the Demised Premises.

Section 34.02 Tenant shall indemnify and save harmless Landlord, its agents and designees against and from (a) any and all claims (i) arising from (x) the conduct, operation or management of the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord), in or about the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding. Landlord shall indemnify and save harmless Tenant, its agents and employees from any and all claims, arising from the negligence, wrongful act or omission of Landlord or any of its employees, agents, contractors or invitees and all costs, expenses and liabilities incurred in or in connection with such claim or action or proceeding brought thereon.

Section 34.03 Any employee or agent of Landlord to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and Landlord shall not be liable for any loss of or damage to any such property by theft or otherwise.

Section 34.04 This Lease and the obligations of Tenant hereunder shall be in no way be affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or other like cause beyond Landlord’s reasonable control.

Section 34.05 Notwithstanding anything to the contrary elsewhere contained in this Lease, Landlord shall be excused from fulfilling an obligation under this Lease or doing so within a date by which such obligation is required to be performed, to the extent it is unable to fulfill or is delayed in fulfilling such obligation under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or controls in connection with a national or other public emergency, acts of war or terrorism, shortages of fuel, supplies or labor resulting therefrom, acts of God, fire, casualty, acts or omissions of Tenant or its agents, servants, employees or invitees or a cause beyond Landlord’s reasonable control. The time within which Landlord is required to attain such fulfillment shall be extended not less than one day for each day or any fraction thereof of any such delay.

Section 34.06 Except for willful misconduct or negligence of Landlord or the failure of

Landlord to perform any of its obligations under this Lease, no (i) act or omission of Landlord or its agents or employees or any other party, including Tenant, (ii) failure of any Demised

Premises or Building systems, or machinery or equipment serving the Demised Premises (including the Building), (iii) diminution or shutting off of light, air or view by any structure which may be erected by Landlord or others in the vicinity of the Building, (iv) personal injury or property damage caused by third parties who are not the agents or employees of Landlord, or (v) inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of anything referred to in the foregoing shall impose any liability on Landlord. No representation, guaranty or warranty is made that the communications or security systems, devices or procedures of the Building or Demised Premises will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of the property of Tenant or the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedures without liability to Tenant.

Section 34.07 Landlord shall not be liable, to the extent of Tenant’s insurance coverage, for any loss or damage to any person or property even if due to the negligence of Landlord or any such employees or agents.

ARTICLE XXXV.

Discharge of Liens

Section 35.01 Tenant shall not create or cause to be created any lien, encumbrance or charge upon the Demised Premises or any part thereof or the income therefrom, including but not limited to a mechanic’s lien, for work claimed to have been performed for or on behalf of Tenant or materials claimed to have been furnished to or for Tenant, and Tenant shall not cause, create or suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Demised Premises or any part thereof might be impaired.

Section 35.02 If any lien, encumbrance or charge within the purview of Section 35.01 shall at any time be filed against the Demised Premises or any part thereof, Tenant, within thirty (30) days after receiving notice of such filing, shall cause such lien to be discharged and the Landlord released from liability thereunder or with respect thereto, and if it is not, then in addition to any other right or remedy, Landlord, on not less than ten (10) days prior notice to Tenant, may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent due and payable to Landlord on demand.

Section 35.03 Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of labor or materials for any specific improvement, alteration to or repair of the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Demised Premises or any part thereof. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Demised Premises for Tenant or any subtenant, or any materials furnished or to be furnished at the Demised Premises for Tenant or any subtenant, upon credit, and that no mechanic’s or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Demised Premises. Landlord shall have the right to post and keep posted on the Building any notices which Landlord may be required to post for the protection of Landlord and the Demised Premises from any lien.

ARTICLE XXXVI.

Tenant’s Property

Section 36.01 All fixtures, equipment (other than moveable personal property), improvements, installations and appurtenances attached to, built into or a part of the Building at or prior to the commencement or during the Term, including but not limited to Tenant Changes, whether by Landlord at its own expense or at the expense of Tenant, shall be and remain a part of the

Building, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article XXXVI expressly provided.

Section 36.02 All furniture, furnishings and other articles of moveable personal property owned by Tenant and located within the Building (collectively, “Tenant’s Property”) may be removed from the Building by Tenant at any time during the Term. Tenant, before so removing Tenant’s Property shall establish to Landlord’s satisfaction that Tenant can and promptly will repair and restore any damage caused by such removal without cost or charge to Landlord. Any such repair and removal shall itself be deemed a Tenant Change within the purview of this Lease. Any Tenant’s Property for which Landlord shall have granted any allowance, contribution or credit to Tenant, at Landlord’s option, shall not be so removed except as hereinafter in this Article XXXVI expressly provided.

Section 36.03 Tenant’s Property and other property of the Tenant and Tenant Changes not commonly found in space used as provided in the first sentence of Section 5.01 hereof (except money, securities and other like valuables) which shall remain in the Building after the termination or expiration of this Lease, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit, at Tenant’s expense, inclusive of the reasonable cost of repairing any damage caused by such removal to the extent not attributable to Landlord’s negligence or willful misconduct should Landlord have effected such removal.

ARTICLE XXXVII.

Parties Bound

Section 37.01 The obligations of this Lease shall bind and benefit the successors and assigns of the Landlord and Tenant with the same effect as if mentioned in each instance where a party is named or referred to, except that (a) the provisions of Section 1.18 shall be applicable and prevail, (b) no violation of the provisions of Article XXIV shall operate to vest any rights in any successor or assignee of Tenant and (c) the provisions of this Article XXXVII shall not be construed as modifying the conditions of limitation contained in Article XX.

Section 37.02 Notwithstanding anything in this Lease to the contrary (it being intended that in the case of a conflict, the provisions of this Section 37.02 always shall prevail and control), Tenant shall look only to the Landlord’s estate in the Demised Premises, at the time recourse is sought, for the satisfaction of Tenant’s remedies against Landlord or the collection of a judgment (or other judicial process) requiring the payment of money by Landlord hereunder and, no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant’s use or occupancy of the Demised Premises, or otherwise.

Section 37.03 Without limiting the provisions of Section 37.02 hereof, any agreement, obligation or liability of Landlord arising under this Lease is made, entered into and incurred by Landlord upon the express condition that neither any trustee, shareholder, partner, member, director, officer, employee, principal, parent, agent or advisor of Landlord, assumes nor shall be held to any personal liability hereunder for whatsoever reason including fault on the part, for example, of any one or more of the foregoing, and resort shall not be had to the private property of any such trustee, shareholder, partner, member, director, officer, employee, principal, parent, agent or advisor.

Section 37.04 Landlord shall be deemed in default under the terms of this Lease only if Landlord shall fail to observe, fulfill or perform an obligation specifically imposed on Landlord under the terms of this Lease and such failure is not cured by Landlord within thirty (30) days after Tenant shall have given Landlord notice of such failure, in reasonable detail, provided, however, that so long as Landlord commences and prosecutes such cure with reasonable diligence, Landlord will be allowed such additional time to effect such cure as may be reasonably necessary without being deemed in default with respect to such failure. No action taken by Landlord in connection with any such notice given to it by Tenant shall be construed to be an admission that any such default exists.

Section 37.05 Any claim or defense available to Tenant arising out of this Lease or the negotiations preceding it shall be barred unless Tenant gives Landlord notice thereof in reasonable detail within one (1) year after the first occurrence of the act, omission, event or condition that gave rise to such claim or defense, provided, however, that the provisions hereof or the period herein specified shall not be applicable, if and to the extent in direct conflict with another provision of this Lease.

Section 37.06 Under no circumstances shall (a) the Landlord be liable for consequential, special, exemplary or punitive damages or any damages in the nature of any of the foregoing or damages for loss of business or business opportunities or (b) any breach by Landlord of its obligations hereunder entitle Tenant to terminate this Lease.

Section 37.07 Landlord notwithstanding any contrary provisions of this Lease, shall not be liable for damages to Tenant or its subtenants or an Affiliated Entity, except for its negligence or willful misconduct, to either person or property. In addition, Landlord shall not be deemed to have evicted Tenant or effected an eviction of Tenant or a termination of this Lease or, be subject to any abatement of Base Rent and Additional Rent and Tenant shall not be relieved from performance of any covenant on its part to be performed hereunder by reason of (i) failure by Landlord to fulfill its obligations hereunder, (ii) breakdown of equipment or machinery, (iii) causes or circumstances attributable to events or conditions outside the Demised Premises boundaries, or (iv) the acts or omissions of others. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Demised Premises to provide restoration of services required hereunder to be provided by Landlord to Tenant and, where the cessation or interruption of such service has occurred due to circumstances or conditions beyond the Demised Premises boundaries, or the acts or omissions of others, to seek restoration of such services by diligent application or request to the provider.

ARTICLE XXXVIII.

No Other Representations, Construction, Governing Law

Section 38.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not malting, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. This Lease and said other written agreement(s) made concurrently herewith, if any, are hereinafter referred to as the “Lease Documents”. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the Lease Documents, which alone fully and completely express their agreement and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the Lease Documents, made by the other.

Section 38.02 If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of said provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 38.03 This Lease shall be governed in all respects by the laws of the State of New York.

Section 38.04 No change, waiver or estoppel to this Lease or any of the terms hereof shall be valid unless in writing and signed by the party against whom enforcement of the change, waiver or estoppel is sought. Except as otherwise in this Lease provided, no termination of this Lease shall be valid unless in writing and signed by the party against whom enforcement of the termination is sought.

Section 38.05 Except as otherwise provided herein, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns, respectively of Landlord and Tenant.

Section 38.06 This instrument may be executed in any number of counterparts, each of which shall be deemed an original for all purposes and all of which shall be one and the same document.

ARTICLE XXXIX.

Financial Reports

Section 39.01 Tenant hereby advises Landlord that its fiscal year for accounting purposes with respect to the operation of the Demised Premises is the twelve months ending December 31.

Section 39.02 Tenant within sixty (60) days after the end of each of its fiscal years and within thirty (30) days after the end of each semi-annual fiscal period shall furnish to Landlord full and complete financial statements of Tenant for such annual and semi-annual fiscal period. Each such statement shall be certified by Tenant if Tenant is an individual, by an officer of Tenant if Tenant is a corporation, by a principal beneficiary if Tenant is a Trust, or by a partner of Tenant if Tenant is a partnership, as the case may be, provided, however, that if such financial statements are unconditionally certified by an accountant, Tenant, need not furnish any other certification called for in this Section.

ARTICLE XL.

Miscellaneous

Section 40.01 Wherever in this Lease, provision is made for the examination, review or audit (collectively, “audit”) of Landlord’s books and records by Tenant or others acting on behalf of Tenant, the following shall apply:

(a)All of the information obtained through the Tenant’s audit (including, without limitation, financial matters such as but not limited to costs, expenses, income) and any other matters pertaining to the Landlord and/or the Demised Premises or any part thereof, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the audit shall be held in strict confidence by the Tenant and its officers, agents, employees, attorneys, accountants, consultants and like persons or entities; and Tenant shall cause its auditor and any of its officers, agents, employees, attorneys, accountants, consultants and like persons or entities to be similarly bound pursuant to subdivision (b) following.

(b)As a condition precedent to Tenant’s exercise of its rights to audit, Tenant must deliver to Landlord a signed covenant from the auditor acknowledging that all of the results of such audit as well as any compromise, settlement, or adjustment reached between Landlord and Tenant shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of the Landlord, which consent may be withheld in Landlord’s sole discretion, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law.

(c)Tenant understands and agrees that this provision is of material importance to the Landlord and that any violation of the terms of this provision shall result in immediate and irreparable harm to the Landlord.

(d)If Tenant, its officers, agents, employees, attorneys, accountants, consultants and like persons or entities and/or the auditor violate the terms of this Section 37.01, such violation shall constitute a default under this Lease.

(e)Tenant shall indemnify, defend upon request, and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs, and attorney’s fees suffered by or claimed against Landlord, based in whole or in part upon the breach of this Section 37.01 by Tenant and/or its auditor.

(f)The obligations within this Paragraph survive the expiration or earlier termination of the Lease.

Section 40.02 If, at any time during the last month of the Term, Tenant shall have removed all or substantially all of Tenant’s Property from the Demised Premises, Landlord may, and Tenant hereby irrevocably grants to Landlord a license to, immediately enter and alter, renovate and redecorate the Building, without elimination, diminution or abatement of Base Rent and Additional Rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease.

Section 40.03 If Landlord shall consent to the omission or removal of any part of, or the insertion of, any door or other opening in, any exterior wall, then (i) Tenant shall be responsible for all risk or damage to, or loss or theft of, property arising as an incident to such insertion, omission or removal or the use of such door or other opening, or because of the existence thereof, and indemnifies and saves Landlord harmless from and against any claim, loss, liability or damage for, on or account thereof, and (ii) in the event of termination or expiration of this Lease, Landlord may enter the Building and, at Tenant’s expense, may close up such door or other opening, and Tenant shall not be entitled to any diminution or abatement of Base Rent or Additional Rent or other compensation by reason thereof.

Section 40.04 Without incurring any liability to Tenant, Landlord may permit access to the Building and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s Property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Demised Premises), or upon demand of a Governmental Authority.

Section 40.05 Tenant shall not be entitled to exercise any right or option granted to it by the Lease (if any) at any time when Tenant is in default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Lease.

Section 40.06 Tenant will not clean, nor require, permit, suffer or allow any window in the Building to be cleaned, from the outside in violation of Section 202 of the Labor Law or of any Requirement.

Section 40.07 Tenant agrees that its sole remedy in cases where Landlord’s reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this Lease, or any rider or separate agreement relating to this Lease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived.

Section 40.08 The Article headings of this Lease are for convenience only and are not to be given any effect whatsoever in construing this Lease.

Section 40.09 The table of contents preceding this Lease but under the same cover is for the purpose of convenience of references only and is not to be deemed or construed in any way as part of this Lease, nor as supplemental thereto or amendatory thereof.

Section 40.10 This Lease shall not be binding upon Landlord unless and until it is signed by Landlord and a signed copy thereof is delivered by Landlord to Tenant.

Section 40.11 Notwithstanding anything contained herein to the contrary, this Lease shall be null and void and neither party hereto shall have any rights or remedies against the other if the Commencement Date shall not occur prior to the second anniversary of the date of this Lease; it being understood that the purpose of this Section 40.11 is to prevent the application of the rule against perpetuities against the leasehold estate granted by this Lease.

Section 40.12 The various items which are defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

Section 40.13 If Landlord or Tenant consists of more than one party, the obligations, representations, warranties and covenants of Landlord or Tenant, as the case may be, hereunder are joint and several as to each such party.

Section 40.14 Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on the observance, fulfillment or performance of any other provision of this Lease.

Section 40.15 Time shall be of the essence with respect to the exercise of any option granted Tenant under this Lease.

Section 40.16 The Exhibits annexed to this Lease shall be deemed part of this Lease with the same force and effect as if such Exhibits were numbered Articles of this Lease.

Section 40.17 All references in this Lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context in which used.

Section 40.18 All words and terms used in this Lease, regardless of the number and gender in which used, shall be deemed to include any other number and any other gender as the context in which used may require; and the use herein of the words “successors and assigns” or “successors or assigns” of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

Section 40.19 If more than one person is named as or becomes Tenant hereunder, the Landlord may require the signatures of all such persons in connection with any notice to be given or action to be taken by Tenant hereunder. Each person named as Tenant shall be fully and primarily liable for all of the Tenant’s obligations hereunder. Any notice by the Landlord to any person named as Tenant shall be sufficient and shall have the same force and effect as though given to all persons named as Tenant.

Section 40.20 The terms “mortgage” and “deed of trust” are used interchangeably in this Lease, are hereby given identical meanings, and where applicable shall also refer to the notes and/or bonds or other evidence of indebtedness and any chattel mortgages, conditional bills of sale, assignments of rents, security agreements and financing statements executed and delivered in connection with or as part of any such mortgage; as are the term “holder of the mortgage”, “mortgagee”, “trustee” and “beneficiary”; and all of the foregoing are applicable to any of the defined terms used in this Lease relating to a mortgage or a holder thereof.

Section 40.21 Unless the context in which used requires a different construction, the words “herein”, “hereof’ and “hereunder” and words of similar import refer to this Lease as a whole and not to any particular Section or subdivision thereof.

Section 40.22 The cover sheet hereto which immediately precedes the Index is a part of this Lease, but in the event of a conflict between any of the provisions of such cover sheet and those otherwise contained in the portion of the Lease beginning on Page 1 hereof, the latter shall prevail and be controlling.

Section 40.23 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires and other casualties within the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts of appurtenances of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Buildings or any part thereof.

Section 40.24 The rule of the ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

Section 40.25 Tenant, in full compliance with the Requirements of all applicable Governmental Authorities, may operate a cafeteria service facility within the Building; provided that the following conditions are satisfied at all time during the operation thereof, (a) only Tenant and its employees may utilize same, (b) Tenant conspicuously displays all required signage of the Suffolk County Department of Health Services restricting the use thereof to Tenant and its employees, and (c) the existence of the cafeteria service facility is not advertised on the exterior of the Building and no other forms of outside advertisement is utilized to promote same.

ARTICLE XLI.

Anti-Terrorism Law

Section 41.01 Tenant represents and warrants that:

(a)Neither Tenant nor any of its Affiliated Entities nor any of their respective agents acting or benefiting in any capacity in connection with this Lease (individually a “Tenant Party” and collectively, the “Tenant Parties”) is in violation of any laws relating to terrorism or money laundering, including but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 (the “Executive Order”), as amended from time to time, and the U.S. Bank Secrecy Act of 1970, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and as otherwise amended from time to time (collectively, with the Executive Order, “Anti-Terrorism Law”);

(b)No action, proceeding, investigation, charge, claim, report, or notice has been filed, commenced, or threatened against any Tenant Party alleging any violation of any Anti-Terrorism Law;

(c)No Tenant Party has, after due investigation and inquiry, knowledge or notice of any fact, event, circumstance, situation, or condition which could reasonably be expected to result in:

(i)any action, proceeding, investigation, charge, claim, report, or notice being filed, commenced, or threatened against any of them alleging any violation of, or failure to comply with, any Anti-Terrorism Law; or

(ii)the imposition of any civil or criminal penalty against any of them for any failure to so comply.

(d)No Tenant Party is a “Prohibited Person.” A Prohibited Person means any of the following:

(i)a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)a person or entity who or that commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official web site or any replacement website or other replacement official publication of such list;

(e)Tenant has provided Landlord with sufficient information (including names, addresses, and where applicable, jurisdiction of formation or organization) to reasonably permit Landlord to verify the foregoing;

(f)No Tenant Party:

(i)conducts any business or engages in making or receiving any contribution of funds, goods, or services to or for the benefit of any Prohibited Person;

(ii)deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked under the Executive Order; or

(iii)engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 41.02 Tenant covenants and agrees that during the Term of this Lease:

(a)Tenant shall not:

(i)conduct any business or engage in making or receiving any contribution of funds, goods, or services to or for the benefit of any Prohibited Person;

(ii)deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law; or

(iii)engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)Before any changes in direct or indirect ownership of any Tenant Party, Tenant shall give a written notice to Landlord:

(i)advising Landlord, in reasonable detail as to the proposed ownership change; and

(ii)reaffirming that the representations and warranties contained in Section 41.01 will remain true and correct.

(c)Tenant agrees promptly to deliver to Landlord (but in any event within ten (10) days of Landlord’s request) any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with the foregoing.

ARTICLE XLII.

Suffolk County Industrial Development Agency Inducements

Section 42.01 It is acknowledged and agreed by Landlord and Tenant that Landlord is seeking IDA benefits at the time of its acquisition of the Demised Premises through the County of Suffolk Industrial Development Agency (the “IDA”) and that this Lease is conditioned upon receipt of an inducement resolution from the IDA upon terms and conditions acceptable to Landlord (the “IDA Inducement Resolution”). Tenant acknowledges and agrees that if Landlord does not receive the IDA Inducement Resolution by December 31, 2016, Landlord shall have the right, upon thirty (30) days advance written notice to Tenant, to terminate this Lease.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

BDG 1516 MP, LLC, a New York limited liability company

By:	/s/ David Blumenfeld
	Name:	David Blumenfeld
	Title:	Duly Authorized

1516 MP, LLC, a Delaware limited liability company

By:	/s/ Michael W. Katz
	Name:	Michael W. Katz
	Title:	Manager

TENANT:

ENTOURAGE COMMERCE, LLC, a Delaware limited liability company

By	/s/ Jonathan Webb
Name:	Jonathan Webb
Title:	CEO